Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of March 27, 2013

(as amended and restated as of June 18, 2015)

among

ARRIS GROUP, INC.,

ARRIS ENTERPRISES, INC.,

ARRIS INTERNATIONAL LIMITED,

and CERTAIN SUBSIDIARIES

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer,

The Other Lenders Party Hereto,

ROYAL BANK OF CANADA,

as Syndication Agent,

BANK OF MONTREAL,

CITIZENS BANK, NATIONAL ASSOCIATION,

FIFTH THIRD BANK,

HSBC BANK USA, N.A.,

JPMORGAN CHASE BANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

SUMITOMO MITSUI BANKING CORPORATION,

SUNTRUST BANK,

TD BANK , N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

REGIONS BANK

as Senior Managing Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

FIFTH THIRD BANK,

HSBC SECURITIES (USA) INC.,

PNC CAPITAL MARKETS LLC,

RBC CAPITAL MARKETS,

SUNTRUST ROBINSON HUMPHREY, INC.,

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

as Joint Lead Arranger and Joint Book Manager

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ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions to the Restatement Date	102
4.02	Conditions to Credit Extensions under the Term A-1 Facility on the Pace Acquisition Date	104
4.03	Conditions to All Credit Extensions	106
4.04	Actions by Lenders During the Certain Funds Period	106

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	107
5.02	Authorization; No Contravention	108
5.03	Governmental Authorization; Other Consents	108
5.04	Binding Effect	108
5.05	Financial Statements; No Material Adverse Effect	108
5.06	Litigation	109
5.07	No Default	109
5.08	Ownership of Property; Liens; Investments; Security Interests	109
5.09	Environmental Compliance	110
5.10	Insurance	110
5.11	Taxes	111
5.12	ERISA Compliance	111
5.13	Subsidiaries; Equity Interests; Loan Parties	113
5.14	Margin Regulations; Investment Company Act	113
5.15	Disclosure	113
5.16	Compliance with Laws	113
5.17	Intellectual Property; Licenses, Etc	114
5.18	Solvency	114
5.19	Casualty, Etc	114
5.20	Labor Matters	114
5.21	OFAC	114
5.22	Use of Proceeds	115
5.23	Representations as to Foreign Obligors	115
5.24	Transaction Representations	115
5.25	Luxembourg Specific Representations	116

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	117
6.02	Certificates; Other Information	118
6.03	Notices	120
6.04	Payment of Obligations	121
6.05	Preservation of Existence, Etc	121
6.06	Maintenance of Properties	121
6.07	Maintenance of Insurance	121

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6.08	Compliance with Laws	121
6.09	Books and Records	122
6.10	Inspection Rights	122
6.11	Use of Proceeds	122
6.12	Covenant to Guarantee Obligations and Give Security	122
6.13	Compliance with Environmental Laws	126
6.14	Further Assurances	126
6.15	Information Regarding Collateral	126
6.16	Minimum Unrestricted Cash	126
6.17	Maintenance of Ratings	126
6.18	Restatement Date Obligations	127
6.19	The Scheme and Related Matters	127

ARTICLE VII
NEGATIVE COVENANTS

7.01	Liens	129
7.02	Indebtedness	132
7.03	Investments	134
7.04	Fundamental Changes	135
7.05	Dispositions	137
7.06	Restricted Payments	138
7.07	Change in Nature of Business	139
7.08	Transactions with Affiliates	139
7.09	Burdensome Agreements	140
7.10	Use of Proceeds	140
7.11	Financial Covenants	140
7.12	Amendments of Organization Documents	141
7.13	Accounting Changes	141
7.14	Prepayments, Etc. of Material Junior Debt	141
7.15	Amendment, Etc. of Material Junior Debt	141
7.16	Sanctions	141
7.17	Pre Pace Acquisition Date Covenants	141

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	142
8.02	Remedies upon Event of Default	144
8.03	Application of Funds	144
8.04	Collection Allocation Mechanism	146

ARTICLE IX
ADMINISTRATIVE AGENT

9.01	Appointment and Authority	148
9.02	Rights as a Lender	149
9.03	Exculpatory Provisions	149
9.04	Reliance by Administrative Agent	150
9.05	Delegation of Duties	150
9.06	Resignation of Administrative Agent	150

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9.07	Non-Reliance on Administrative Agent and Other Lenders	151
9.08	No Other Duties, Etc.	152
9.09	Administrative Agent May File Proofs of Claim	152
9.10	Collateral and Guarantee Matters	152
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	153

ARTICLE X
MISCELLANEOUS

10.01	Amendments, Etc.	154
10.02	Notices; Effectiveness; Electronic Communications	156
10.03	No Waiver; Cumulative Remedies; Enforcement	158
10.04	Expenses; Indemnity; Damage Waiver	159
10.05	Payments Set Aside	161
10.06	Successors and Assigns	161
10.07	Treatment of Certain Information; Confidentiality	167
10.08	Right of Setoff	167
10.09	Interest Rate Limitation	168
10.10	Counterparts; Integration; Effectiveness	168
10.11	Survival of Representations and Warranties	168
10.12	Severability	169
10.13	Replacement of Lenders	169
10.14	Governing Law; Jurisdiction; Etc.	169
10.15	WAIVER OF JURY TRIAL	171
10.16	No Advisory or Fiduciary Responsibility	171
10.17	Electronic Execution of Assignments and Certain Other Documents	172
10.18	USA PATRIOT Act	172
10.19	Judgment Currency	172
10.20	California Judicial Reference Provision	173
10.21	Parallel Debt Obligations	173
10.22	Syndication and Takeover Code	173
10.23	Amendment and Restatement	173

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SCHEDULES

1.01	Mandatory Cost Formulae
2.01	Commitments and Applicable Percentages
5.03	Certain Authorizations
5.08(b)	Existing Liens
5.12(d)	Pension Plans
5.13	Subsidiaries and Other Equity Investments; Loan Parties
6.12	Guarantors
7.02	Existing Indebtedness
7.03	Existing Investments
7.05	Certain Dispositions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	U.S. Revolving Credit Note
C-3	Multicurrency Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Letter of Credit Reports
G-1	Guarantee Agreement
G-2	Company Collateral Agreement
G-3	New HoldCo Debenture
H	Mortgage
I	Perfection Certificate
J-1	Certain Opinion Matters
J-2	Delaware Opinion Matters
K-1	Designated Borrower Request and Assumption Agreement
K-2	Designated Borrower Notice
L-1	United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
L-2	United States Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
L-3	United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
L-4	United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
M	Solvency Certificate
N	Auction Procedures
O	Subordination Agreement

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of March 27, 2013 (as amended and restated as of June 18, 2015), among ARRIS GROUP, INC. (the “Company”), ARRIS ENTERPRISES, INC. (“Enterprises”), ARRIS INTERNATIONAL LIMITED, a private limited company formed under the laws of England and Wales which is intended to be reregistered as a public limited company (“New HoldCo”), certain Subsidiaries of the Reporting Company party hereto pursuant to Section 2.18 (each a “Designated Borrower” and, together with the Company and New HoldCo, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ROYAL BANK OF CANADA, as Syndication Agent, BANK OF MONTREAL, CITIZENS BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, HSBC BANK USA, N.A., JPMORGAN CHASE BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, SUMITOMO MITSUI BANKING CORPORATION, SUNTRUST BANK, TD BANK, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, and REGIONS BANK, as Senior Managing Agent.

PRELIMINARY STATEMENTS:

New HoldCo intends to directly or indirectly acquire (the “Acquisitions”) pursuant to the Offer Documents or Scheme Documents, as applicable (each as defined below) (a) all of the outstanding equity interests of Pace plc, a public limited company incorporated under the laws of England and Wales (“Pace”, the “Target” or the “Acquired Business”) which are subject to the Scheme or Takeover Offer (as the case may be) for consideration in cash (the “Cash Consideration”) and newly issued ordinary shares of New HoldCo, which acquisition will be effected pursuant to a Scheme or a Takeover Offer (each, as defined below) (the “Pace Acquisition”), and (b) all of the outstanding capital stock of the Company for consideration consisting of newly issued ordinary shares of New HoldCo, which acquisition will be effected pursuant to a merger of a newly created indirect Subsidiary of New HoldCo organized under the laws of Delaware (“Company Merger Sub”) with and into the Company, with the Company as the surviving company (the “Company Merger”). The transactions set forth in this paragraph and the refinancing of the Existing Credit Agreement, the Pace Refinancing and the termination of the Interim Credit Agreement (as such terms are defined below) are collectively referred to as the “Transaction”.

Certain of the Borrowers, certain lenders, the Administrative Agent, and the other parties thereto are party to the Credit Agreement dated as of March 27, 2013, as amended and in effect prior to the Restatement Date (the “Existing Credit Agreement”).

The parties hereto have agreed to amend and restate in its entirety the Existing Credit Agreement and to replace it in its entirety with this Agreement.

In furtherance of the foregoing, the Borrowers have requested that the Lenders provide a term A loan facility, a term A-1 loan facility, a Dollar revolving credit facility, a multicurrency revolving credit facility and continue the Term B Facility, and the Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptance Condition” means, in respect of a Takeover Offer, the condition to the Takeover Offer relating to the level of acceptances of the Takeover Offer which must be secured to declare the Takeover Offer unconditional as to acceptances (as set out in the Offer Press Announcement), being acceptances in respect of such number of Pace Shares to which the Takeover Offer relates that, when aggregated with all Pace Shares to which the Takeover Offer relates (excluding shares held in treasury) directly or indirectly acquired by New HoldCo, represent at least 90% of the Pace Shares to which the Takeover Offer relates (excluding any shares held in treasury). “Shares to which the Takeover Offer relates” shall be construed in accordance with Chapter 3 of Part 28 of the UK Companies Act.

“Acquired Business” has the meaning specified in the Preliminary Statements.

“Acquisitions” has the meaning specified in the Preliminary Statements.

“Acquisition Consideration” means, with respect to any Specified Acquisition, the aggregate cash and non-cash consideration for such Specified Acquisition. The “Acquisition Consideration” for any Specified Acquisition expressly includes Indebtedness assumed in such Specified Acquisition and the good faith estimate by the Reporting Company of the maximum amount of any deferred purchase price obligations (including earn-out payments) incurred in connection with such Specified Acquisition. The “Acquisition Consideration” for any Specified Acquisition expressly excludes (a) Equity Interests of the Reporting Company issued to the seller as consideration for such Specified Acquisition and (b) the Net Cash Proceeds of the sale or issuance of Equity Interests by the Reporting Company to the extent such Specified Acquisition is made within ninety days of the receipt of such Net Cash Proceeds by the Reporting Company.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent in consultation with the Company, be in the form of an amendment and restatement of this Agreement) providing for any Extended Term Loans and/or Extended Revolving Credit Commitments pursuant to Section 2.14 or Refinancing Term Loans and/or Replacement Revolving Credit Commitments pursuant to Section 2.19, which shall be consistent with the applicable provisions of this Agreement and otherwise satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Administrative Agent, the L/C Issuers and/or the Swing Line Lender (to the extent Section 10.01 would require the consent of the L/C Issuers and/or the Swing Line Lender, respectively, for the amendments effected in such Additional Credit Extension Amendment), the Loan Parties and the other parties specified in the applicable Section of this Agreement (but not any other Lender). Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01, 4.02 or 4.03 to the extent reasonably requested by the Administrative Agent or the other parties to such Additional Credit Extension Amendment.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Incremental Amount” means, at any time, the sum of the aggregate principal amount of (a) Incremental Loans incurred at or prior to such time (assuming all Incremental Term Commitments established at or prior to such time are fully drawn) and (b) Permitted Incremental Equivalent Debt incurred at or prior to such time.

“Agreement” means the Existing Credit Agreement, as amended and restated pursuant to this Agreement, as further amended, amended and restated, modified or supplemented and in effect from time to time.

“Alternative Currency” means each of Euro, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to $150,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Reporting Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Fee Rate” means, at any time, in respect of each of the Revolving Credit Facilities (a) from the Restatement Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter in which the Restatement Date occurs, 0.35% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Fee Rate
Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee
1	>3.75:1	0.45%
2	>3.00:1 but ≤ 3.75:1	0.40%
3	>1.75:1 but ≤ 3.00:1	0.35%
4	≤1.75:1	0.30%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Restatement Date, such Term A Lender’s Term A Commitment at such time, subject to adjustment as provided in Section 2.17, and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by the principal amount of such Term B Lender’s Term B Loans at such time, (c) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) on or prior to the Pace Acquisition Date, such Term A-1 Lender’s Term A-1 Commitment at such time, subject to adjustment as provided in Section 2.17, and (ii) thereafter, the sum of the unused Term A-1 Commitment and the principal amount of such Term A-1 Lenders Term A-1 Loans at such time, subject to adjustment as provided in Section 2.17, and (d) in respect of any Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of such Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment with respect to such Revolving Credit Facility at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Revolving Credit Lender under a Revolving Credit Facility to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments under a Revolving Credit Facility have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of such Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of such Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) in respect of the Term A Facility, the Term A-1 Facility and any Revolving Credit Facility, (i) from the Restatement Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter in which the Restatement Date occurs, 0.75% per annum for Base Rate Loans and 1.75% per annum for Eurocurrency Rate Loans and Letter of Credit Fees, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Eurocurrency Rate (Letters of Credit)	Base Rate
1	>3.75:1	2.25%	1.25%
2	>3.00:1 but ≤ 3.75:1	2.00%	1.00%
3	>1.75:1 but ≤ 3.00:1	1.75%	0.75%
4	≤1.75:1	1.50%	0.50%

and (b) in respect of the Term B Facility, (i) from the Restatement Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter in which the Restatement Date occurs, 1.50% per annum for Base Rate Loans and 2.50% per annum for Eurocurrency Rate Loans and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Eurocurrency Rate	Base Rate
1	>2.50:1	2.75%	1.75%
2	≤2.50:1	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 1 shall apply in respect of the Term A Facility, the Term A-1 Facility, the Term B Facility and each Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the applicable Revolving Credit Facility at such time.

“Applicable Term A-1 Percentage” means with respect to any Term A-1 Lender at any time, such Term A-1 Lender’s Applicable Percentage in respect of the applicable Term A-1 Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any of the Term A Facility, the Term B Facility, the Term A-1 Facility, the U.S. Revolving Credit Facility or the Multicurrency Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A Loan, a Term B Loan, a Term A-1 Loan, a U.S. Revolving Credit Loan or a Multicurrency Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Multicurrency Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Multicurrency Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as lead arranger and book manager.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Auction” has the meaning specified in Section 10.06(b)(v).

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2014 and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto, and (ii) the audited combined balance sheet of the Acquired Business for the fiscal year ended December 31, 2014, and the related combined statements of operations, business equity and cash flows for such fiscal year of the Acquired Business, including the notes thereto.

“Available ECF Amount” means, on any date, an amount determined on a cumulative basis equal to the Available ECF Percentage of Excess Cash Flow for each year, commencing with the fiscal year ending December 31, 2013 and ending thereafter with the fiscal year of the Reporting Company most recently ended prior to such date for which financial statements and a Compliance Certificate have been delivered pursuant to Section 6.01(a) and Section 6.02(b) to the extent Not Otherwise Applied.

“Available ECF Percentage” means, for any fiscal year, 75%.

“Availability Period” means, (x) in respect of each Revolving Credit Facility, the period from and including the Restatement Date to the Business Day immediately prior to the earliest of (i) the Maturity Date for such Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments under such Revolving Credit Facility pursuant to Section 2.06, (iii) in the case of the Multicurrency Revolving Credit Facility the date of termination of the commitment of each Multicurrency Revolving Credit Lender to make Multicurrency Revolving Credit Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02, and (iv) in the case of the U.S. Revolving Credit Facility, the date of termination of the commitment of each U.S. Revolving Credit Lender to make U.S. Revolving Credit Loans pursuant to Section 8.02 and (y) in respect of the Term A-1 Facility, the period from and including the Restatement Date to the the Business Day immediately prior to earliest of (i) the Certain Funds Termination Date (or, if the Company has abandoned or determined not to pursue the Pace Acquisition, the date which is sixty (60) days after the date of such abandonment or determination), (ii) the date of termination of the Term A-1 Commitments pursuant to Section 2.06 and (iii) date of termination of the Commitment of each Term A-1 Lender to make Term A-1 Loans pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Leverage Ratio” means (a) for each fiscal quarter of the Reporting Company ending on or prior to the first anniversary of the Pace Acquisition Date, 3.75 to 1.0, and (b) for each fiscal quarter ending thereafter, 3.50 to 1.0.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, the Base Rate with respect to the Term B Facility shall not be less than 1.75%.

“Base Rate Loan” means a Revolving Credit Loan, a Term A Loan, a Term B Loan or a Term A-1 Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto and includes, if applicable, any Lux Borrower.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Term A Borrowing, a Term B Borrowing or a Term A-1 Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or any Loan to New HoldCo, means any such day that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“CAM Exchange” means the exchange of the Revolving Credit Lenders’ interests as provided in Section 8.04.

“CAM Exchange Date” means the date on which (a) any event referred to in Section 8.01(f) or (g) shall occur in respect of any Borrower or (b) an acceleration of the maturity of the Loans pursuant to Section 8.02 shall occur.

“CAM Percentage” means, as to each Revolving Credit Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent of the sum of (i) the Specified Obligations owed to such Revolving Credit Lender and (ii) such Revolving Credit Lender’s participations in undrawn amounts of Letters of Credit and in Swing Line Loans, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the aggregate Dollar Equivalent of the sum of (i) the Specified Obligations owed to all the Revolving Credit Lenders and (ii) the aggregate undrawn amount of all outstanding Letters of Credit and of all outstanding Swing Line Loans, in each case immediately prior to the CAM Exchange Date.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuers or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Consideration” has the meaning specified in the Preliminary Statements.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Reporting Company of any of its Subsidiaries:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) Investments, classified in accordance with GAAP as current assets of the Reporting Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;

(e) in the case of the Foreign Subsidiaries of the Reporting Company, short-term investments comparable to the foregoing.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means (i) any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, (ii) any Cash Management Bank under the Existing Credit Agreement as of the Restatement Date and (iii) any Person that is a Lender or an Affiliate of a Lender under any Cash Management Agreement in effect as of the Restatement Date, in each case, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Certain Funds Default” means an Event of Default during the Certain Funds Period arising from any of the following in respect of the Borrowers and Persons that are required to be Guarantors (but excluding any Immaterial Subsidiaries) on the Pace Acquisition Date only:

(a) Section 8.01(a) (solely as such Event of Default arises as a failure to make payments with respect to the Term A-1 Loans or Term A-1 Commitments but excluding any such Event of Default to the extent arising as a failure to pay indemnities);

(b) Section 8.01(d)(i) as it relates to a Certain Funds Representation;

(c) Sections 8.01(b) and 8.01(c), in either case as they relate to the failure to perform any of the following covenants: (i) Section 6.05(a), 6.11 or 6.19 (other than paragraphs (d) and (i) thereof) and (ii) Section 7.01, 7.02, 7.03, 7.05, 7.06, or 7.17;

(d) Section 8.01(f) or (g) in relation to any Loan Party, but excluding, in relation to involuntary proceedings, any Event of Default caused by a frivolous or vexatious (and in either case, lacking in merit) action, proceeding or petition in respect of which no order or decree in respect of such involuntary proceeding shall have been entered; or

(e) Section 8.01(j) or (l).

“Certain Funds Loan” has the meaning given to that term in Section 4.04.

“Certain Funds Period” means the period commencing on the Restatement Date and ending on the Certain Funds Termination Date.

“Certain Funds Purposes” means:

(a) where the Pace Acquisition proceeds by way of a Scheme:

(i) payment (directly or indirectly) of the Cash Consideration payable by New HoldCo to the holders of the Scheme Shares in consideration of such Scheme Shares being acquired by New HoldCo; and

(ii) financing (directly or indirectly) the Cash Consideration payable to holders of options or awards to acquire Pace Shares pursuant to any proposal in respect of such options or awards pursuant to the City Code or the Pace Acquisition; or

(b) where the Pace Acquisition proceeds by way of a Takeover Offer:

(i) payment (directly or indirectly) of all or part of the cash price payable by New HoldCo to the holders of the Pace Shares subject to the Takeover Offer in consideration of the acquisition of such Pace Shares pursuant to the Takeover Offer;

(ii) payment (directly or indirectly) of the cash consideration payable to the holders of Pace Shares pursuant to the operation by New HoldCo of the procedures contained in sections 979 and 983 of the UK Companies Act; and

(iii) financing (directly or indirectly) the consideration payable to the holders of options or awards to acquire Pace Shares pursuant to any proposal in respect of such options or awards pursuant to the Pace Acquisition or as required by the City Code;

(c) in all cases to refinance the Existing Pace Indebtedness and to pay fees and expenses in connection with the Pace Acquisition.

“Certain Funds Representations” means, with respect to the Borrowers and entities that are required to be Guarantors on the Pace Acquisition Date, each of the following: (1) Sections 5.01(a) and (b); (2) Sections 5.02(a), (b)(ii) and (c); (3) Section 5.03 (but only as it relates to receipt of required Governmental Authorities as of the Pace Acquisition Date) and Section 5.04; (4) Section 5.18; (5) Section 5.22; (6) the final sentence of Section 5.21(a), Section 5.21(b) and Section 5.21(c); and (7) Section 5.24(a), (b) and (c) (but only to the extent they relate to the then current actual method of the Pace Acquisition and subject to any waiver or requirement of the Panel).

“Certain Funds Termination Date” means the earlier to occur of (a) the date, if any, on which a Mandatory Cancellation Event occurs or exists (for the avoidance of doubt, on such date but immediately after the relevant Mandatory Cancellation Event occurs or first exists) and (b) October 31, 2016.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code with respect to a U.S. Borrower; provided that any Lux Borrower (if applicable) and its Subsidiaries and, prior to the Company Merger, New HoldCo and any of its Subsidiaries shall not be treated as CFCs for these purposes.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Reporting Company entitled to vote for members of the board of directors or equivalent governing body of the Reporting Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) the Reporting Company shall cease, directly or indirectly, to own and control beneficially all of the Equity Interests (free of Liens other than Liens in favor of the Secured Parties and non-consensual Liens) in the Designated Borrowers, or following the Company Merger, New HoldCo shall cease, directly or indirectly to own and control beneficially all of the Equity Interests in the Company, any Designated Borrower and Pace; or

(c) a “change of control” or any comparable term under, and as defined in any Material Junior Debt or any agreement governing any of the foregoing shall have occurred; provided that the Company Merger and the Acquisitions, and the transactions contemplated thereby, shall be deemed not to be a Change of Control.

“City Code” means the City Code on Takeovers and Mergers.

“Clean-up Date” has the meaning specified in Section 8.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Company Collateral Agreement, the New HoldCo Debenture, any Luxembourg Share Pledge Agreement, the mortgage, collateral assignments, supplements to the Company Collateral Agreement, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term A Commitment, a Term B Commitment, a Term A-1 Commitment, a Multicurrency Revolving Credit Commitment or a U.S. Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the Preliminary Statements.

“Company Collateral Agreement” means the Collateral Agreement to be executed and delivered by the Company, New Holdco and certain Domestic Subsidiaries of the Company substantially in the form of Exhibit G-2.

“Company Merger” has the meaning specified in the Preliminary Statements.

“Company Merger Agreement” means the agreement and plan of merger dated as of April 22, 2015 among the Company, New HoldCo and certain other parties relating to the Company Merger.

“Company Merger Sub” has the meaning specified in the Preliminary Statements.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period for the Reporting Company and its Subsidiaries, the sum of (a) Consolidated Net Income for such period, plus (b) without duplication and (except for items added back pursuant to clause (b)(viii) below) to the extent deducted in determining such Consolidated Net Income for such period, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization (including amortization of deferred financing fees) for such period, (iv) costs, fees, expenses or premiums paid during such period in connection with (A) the Transaction, (B) any Incremental Term Loans or Permitted Refinancing thereof and (C) amendments, waivers or modifications of the Loan Documents, any Incremental Term Loans or Permitted Refinancing of any of the foregoing, (v) unusual or non-recurring charges for such period, including restructuring charges or reserves, integration costs or reserves, severance, relocation costs and one-time compensation charges (including without limitation retention bonuses) and other costs relating to the closure of facilities or impairment of facilities, provided that the aggregate amount added back pursuant to this clause (v) shall not exceed (A) for any Measurement Period ending on or before December 31, 2014, 12.5% of Consolidated EBITDA, (B) for any Measurement Period ending thereafter and on or before December 31, 2015, 10% of Consolidated EBITDA and (C) for any Measurement Period ending thereafter, 5% of Consolidated EBITDA (calculated, in each case, prior to giving effect to any adjustment pursuant to this clause (v)), (vi) costs, fees and expenses incurred during such period in connection with Permitted Acquisitions (whether or not consummated), other Investments consisting of acquisitions of assets or equity constituting a business unit, line of business, division or entity (whether or not consummated) and permitted Dispositions (whether or not consummated), other than Dispositions effected in the ordinary course of business, (vii) non-cash charges (other than (x) the write-down of current assets, (y) accrual of liabilities in the ordinary course of business and (z) any non-cash charge representing an accrual or reserve for cash expenses in a future period) for such period, including non-cash charges related to pension terminations and the effects of the application of purchase accounting principles, (viii) reserves for legal settlements made during such period in an amount not to exceed $25,000,000 for such period and (ix) cost savings, operating expense reductions, operating improvements and synergies for such period determined in accordance with Section 1.10(c) and 1.10(e); provided that the aggregate amount of such items added back pursuant to this clause (ix) for any period shall not exceed (A) for any Measurement Period ending on or before December 31, 2014, 12.5% of Consolidated EBITDA, (B) for any Measurement Period ending thereafter and on or before December 31, 2015, 10% of Consolidated EBITDA and (C) for any Measurement Period ending thereafter, 5% of Consolidated EBITDA (calculated, in each case, prior to giving effect to any adjustment pursuant to this clause (ix)), minus (c) without duplication, (i) all cash payments made during such period on account of non-cash charges added back pursuant to clause (b)(vii) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any unusual or non-recurring gains and all non-cash items of income for such period; all determined on a consolidated basis in accordance with GAAP.

For any fiscal quarter ending on or prior to the Pace Acquisition Date, Consolidated EBITDA shall be calculated on a combined basis for the Company and its Subsidiaries and Acquired Business in a manner consistent with the calculation of Consolidated EBITDA for the fiscal quarters described in the preceding sentence, with the Consolidated EBITDA of the Acquired Business for each such quarter being as reasonably determined by the Reporting Company and the Administrative Agent.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Reporting Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby letters of credit but excluding trade or commercial letters of credit which are fully repaid within 10 days of being drawn upon), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness and (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Reporting Company or any Subsidiary.

“Consolidated Group” means the Reporting Company and its Subsidiaries.

“Consolidated Interest Charges” means, for any Measurement Period, the sum (without duplication) of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case paid in cash and to the extent treated as interest in accordance with GAAP, (b) all interest paid in cash with respect to discontinued operations and (c) the cash portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Reporting Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of or by the Reporting Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Reporting Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Reporting Company’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the Reporting Company’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Reporting Company or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Reporting Company as described in clause (b) of this proviso).

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (x) only for purposes of determining the Applicable Rate for the Term B Facility, Consolidated Funded Indebtedness as of such date less Unrestricted Cash in an amount not to exceed $150,000,000 or (y) for all other purposes, Consolidated Funded Indebtedness as of such date less Unrestricted Cash in an amount not to exceed $200,000,000 to (b) Consolidated EBITDA of the Reporting Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Total Assets” means the total assets of the Reporting Company and its Subsidiaries on a consolidated basis, as shown on the Reporting Company’s financial statements prepared in accordance with GAAP.

“Consolidated Total Tangible Assets” means Consolidated Total Assets less intangible assets of the Reporting Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Court” means the High Court of Justice in England and Wales.

“Court Meeting” means the meeting or meetings of Scheme Shareholders (or any adjournment thereof) to be convened by order of the Court under section 896(1) of the UK Companies Act for the purposes of considering and, if thought fit, approving the Scheme.

“Court Order” means the court order sanctioning the Scheme under section 899(1) of the UK Companies Act.

“Credit Agreement Refinancing Facilities” means (a) with respect to any tranche of Revolving Credit Commitments or Revolving Credit Loans, Replacement Revolving Commitments or Replacement Revolving Loans and (b) with respect to any tranche of Term Loans, Refinancing Term Loans.

“Credit Agreement Refinancing Facility Lenders” means a Lender with a Replacement Revolving Credit Commitment or outstanding Refinancing Term Loans.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CTA” means the Corporation Tax Act 2009 of the United Kingdom.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any law pertaining to any Luxembourg Insolvency Proceeding or any Luxembourg Insolvency Event, that is applicable to any Loan Party or any Material Subsidiary or any assets of such applicable Loan Party or Material Subsidiary that is the subject to any Luxembourg Insolvency Proceeding or any Luxembourg Insolvency Event (other than when such Loan Party or Material Subsidiary has the status of a creditor in such proceeding).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term B Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Reporting Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Reporting Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Reporting Company, to confirm in writing to the Administrative Agent and the Reporting Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Reporting Company) ), or (d) has, or has a direct or indirect parent company that has, after the date hereof, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Reporting Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.18(b).

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.18(b).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Direction” has the meaning specified in Section 3.01(a)(iv)(B)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding, for purposes hereof, any sale, transfer or other disposition, in a single or related series of transactions, of property having an aggregate fair value of $10,000,000 or less per transaction or series of transactions.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Loan Party” means any Loan Party that is organized in or under the laws of the United States, any state thereof or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary that is organized in or under the laws of the United States, any state thereof or the District of Columbia.

“DTTP Filing” means an HM Revenue & Customs Form DTTP2 duly completed and filed by the relevant UK Loan Party, which contains the scheme reference number and jurisdiction of tax residence of the relevant UK Treaty Lender and which is filed with HM Revenue & Customs within 30 days of (i) the Restatement Date, in the case of a UK Treaty Lender that becomes a Lender on the Restatement Date or (ii) the date on which the Company or the relevant Loan Party receives notice of such details from the relevant UK Treaty Lender, in any other case.

“DTTP Passport” means a passport issued to a UK Treaty Lender under the DTTP Scheme.

“DTTP Scheme” means the HM Revenue & Customs Double Taxation Treaty Passport Scheme in the UK.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Enterprises” has the meaning specified in the introductory paragraph hereto

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or of human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Reporting Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Reporting Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Reporting Company or any ERISA Affiliate from a Multiemployer Plan or the receipt by the Reporting Company or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization or the imposition of additional liability with respect to a Multiemployer Plan upon the Reporting Company or any ERISA Affiliate under Section 305 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) a Pension Plan’s actuary or legal counsel advises the Reporting Company or any ERISA Affiliate that an event has occurred or condition exists which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Pension Plan; (g) the determination by the Reporting Company or any ERISA Affiliate that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Reporting Company or any ERISA Affiliate with respect to any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a multiemployer plan described in Section 3(37) of Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA and to which the Company or any ERISA Affiliate has any actual or contingent liability; or (i) a failure by the Reporting Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Reporting Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (x) the ICE Benchmark Administration Limited LIBOR Rate or the successor thereto if the ICE Benchmark Administration Limited is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (y) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided, however, that for purposes of the Term B Facility only, the Eurocurrency Rate shall never be lower than 0.75%; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurocurrency Rate Loan” means a Revolving Credit Loan, a Term A Loan, a Term B Loan or a Term A-1 Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Reporting Company, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, and (ii) to the extent received in cash and deducted from the calculation of Consolidated EBITDA for such fiscal year, all gains or other amounts identified in clause (c)(ii) of the definition thereof for such fiscal year less (b) the sum, without duplication, of (i) the amount of any taxes payable in cash by the Reporting Company and its Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Charges for such fiscal year paid in cash, (iii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness (other than Revolving Credit Loans to the extent such Revolving Credit Loans are repaid during such fiscal year), equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) cash consideration in an aggregate amount not to exceed $100,000,000 paid during such period to make (and (x) transaction expenses incurred in connection with and (y) amounts paid in cash in respect of earn-out arrangements in connection with) any Permitted Acquisitions and Investments in joint ventures, except to the extent financed with the proceeds of Indebtedness (other than Revolving Credit Loans to the extent such Revolving Credit Loans are repaid during such fiscal year), equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (v) permanent repayments of Indebtedness (other than (x) prepayments of Loans under Section 2.05(a) or Section 2.05(b) and (y) prepayment of any

Material Junior Debt) made in cash by the Reporting Company or any of its Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness and (vi) the sum of, in each case, to the extent paid in cash and added back in the calculation of Consolidated EBITDA for such fiscal year, all fees, costs, expenses, charges, proceeds or other amounts identified in clauses (b)(iv), (v), (vi) and (viii) of the definition thereof.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary of the Reporting Company other than Subsidiaries organized under a Loan Party Jurisdiction.

“Excluded Property” means (i) interests in real property leased, subleased or licensed to any of the Loan Parties, (ii) real property owned by the Loan Parties (other than the Horsham Property and fixtures and real property interests if a security interest therein may be perfected by filing an “all assets” UCC financing statement), (iii) interests in partnerships, joint ventures and non wholly-owned Subsidiaries which cannot be pledged without the consent of one or more third parties pursuant to the applicable partnership, joint venture or shareholders’ agreement (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws), (iv) any property and assets the pledge of which would require consent, approval, license or authorization of a Governmental Authority (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws), (v) Equity Interests in captive insurance subsidiaries, not-for profit subsidiaries, and special purpose entities used for securitization facilities (in each case to the extent a pledge of such Equity Interests is prohibited by law or, in the case of securitization facilities, would adversely affect the accounting treatment of the applicable securitization), (vi) any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (vii) property owned by any Excluded Subsidiary, (viii) any property with respect to which the Administrative Agent determines that the cost or burden of subjecting such property to a Lien under the Collateral Documents is disproportionate to the value of the collateral security afforded thereby (including any margin stock to the extent that such margin stock, if Collateral, would result in a violation of Regulation U issued by the FRB), (ix) with respect any Obligations of a U.S. Borrower (in its capacity as a Borrower), thirty-five percent (35%) of the total outstanding voting capital stock of each new and existing CFC, in each case that is owned by the Company or a Domestic Subsidiary; (x) with respect any Obligations of a U.S. Borrower (in its capacity as a Borrower) , one hundred percent (100%) of the capital stock of any Subsidiary held by a CFC; (xi) with respect any Obligations of a U.S. Borrower (in its capacity as a Borrower), any assets of a CFC; and (xii) on and after the Pace Acquisition Date, Equity Interests in New HoldCo.

“Excluded Subsidiary” means (i) with respect to any Obligations of a U.S. Borrower (in its capacity as a Borrower), any CFC or any Subsidiary of a CFC, (ii) any Subsidiary which is not a wholly-owned Subsidiary of the Reporting Company, (iii) any Excluded Foreign Subsidiary and (iv) any Immaterial Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (any such obligation, a “Swap Obligation”), if, and to the extent that, all or a portion of the guarantee of such Guarantor pursuant to the Guarantee, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee pursuant to the Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Reporting Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any FATCA Deduction.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements.

“Existing Guarantee and Collateral Agreement” has the meaning specified in the Existing Credit Agreement.

“Existing Letters of Credit” means the Letters of Credit as defined in the Existing Credit Agreement.

“Existing Multicurrency Revolving Credit Commitments” means the Multicurrency Revolving Credit Commitments as defined in the Existing Credit Agreement.

“Existing Multicurrency Revolving Credit Loans” means the Multicurrency Revolving Credit Loans as defined in the Existing Credit Agreement.

“Existing Pace Indebtedness” means any Indebtedness of Pace and its Subsidiaries outstanding as of the Pace Acquisition Date under either (a) the $150,000,000 revolving line of credit or (b) the term loan in the original principal amount of $310,000,000.

“Existing Revolving Credit Loans” means the Revolving Credit Loans as defined in the Existing Credit Agreement.

“Existing Term A Facility” means the Term A Facility as defined in the Existing Credit Agreement.

“Existing Term A Loans” means the Term A Loans as defined in the Existing Credit Agreement.

“Existing Term B Facility” means the Term B Facility as defined in the Existing Credit Agreement.

“Existing Term B Loans” means the Term B Loans as defined in the Existing Credit Agreement.

“Existing U.S. Revolving Credit Commitments” means the U.S. Revolving Credit Commitments as defined in the Existing Credit Agreement.

“Existing U.S. Revolving Credit Loans” means the U.S. Revolving Credit Loans as defined in the Existing Credit Agreement.

“Extended Revolving Commitment” means any tranche of Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 2.14.

“Extended Revolving Loans” means any tranche of Revolving Credit Loans made pursuant to the Extended Revolving Commitments.

“Extended Term Loans” means any tranche of Term Loans the maturity of which shall have been extended pursuant to Section 2.14.

“Extension” has the meaning specified in Section 2.14.

“Extension Offer” has the meaning specified in Section 2.14.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person from the proceeds of insurance (excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and excluding insurance proceeds not payable to such Person), and condemnation awards (and payments in lieu thereof); provided, however, that if no Default or Event of Default exists, an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim, applied to the repair, restoration or replacement of the property subject to such claim or applied to the costs and expenses of such Person with respect to the foregoing.

“Facility” means the Term A Facility, the Term B Facility, the Term A-1 Facility, the U.S. Revolving Credit Facility or the Multicurrency Revolving Credit Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means (i) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, (ii) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (i) above, (iii) any agreements entered into pursuant to Section 1471(b)(1) of the Code and (iv) any other agreement pursuant to the implementation of any treaty, law or regulation referred to in (i) or (ii) above with any Governmental Authority in the US or any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment required by FATCA.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means the letter agreements, dated April 22, 2015, among the Company, the Administrative Agent and the Arranger.

“Foreign Lender” means, with respect to any Borrower (a) if such Borrower is a U.S. Borrower, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Borrower, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” means a Loan Party that is a not organized in or under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means (a) any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia or (b) any Subsidiary of a Foreign Subsidiary.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004, or, in each case, any successor statute thereto.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Meeting” means the general meeting of the holders of Pace Shares (or any adjournment thereof) to be convened for the purposes of considering and if thought fit approving various matters in connection with the implementation of a Scheme.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means (i) the Guarantee Agreement to be executed and delivered by the Company, its Domestic Subsidiaries and each other Loan Party, substantially in the form of Exhibit G-1 and (ii) with respect to any Foreign Loan Party to the extent not a party to the Guarantee Agreement under clause (i), any other written guarantee of payment and performance of the Obligations substantially similar to the Guarantee Agreement described in clause (i) in form and substance as reasonably requested by the Administrative Agent.

“Guarantors” means, collectively, (i) the Subsidiaries of the Company listed on Schedule 6.12 and each other Subsidiary of the Company that shall be required to execute and deliver, or which elects to execute and deliver, a supplement to the Guarantee Agreement pursuant to Section 6.12, (ii) the Company with respect to the Obligations of the Designated Borrowers and (iii) New HoldCo with respect to Obligations of other Borrowers.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means (i) any Person that, at the time it enters into a Swap Contract, is a Lender or an Affiliate of a Lender, (ii) any Hedge Bank under the Existing Credit Agreement as of the Restatement Date and (iii) any Person that is a Lender or an Affiliate of a Lender under any Swap Contract as of the Restatement Date, in each case, in its capacity as a party to such Swap Contract.

“Horsham Property” means that certain real property located at 101 Tournament Drive, Horsham, Pennsylvania 19044.

“Immaterial Subsidiary” means

(a) for purposes of the definition of “Certain Funds Default,” any Subsidiary (i) that did not, as of the last day of the fiscal quarter of the Reporting Company most recently ended,

have assets with a value in excess of 5.0% of the Consolidated Total Tangible Assets or revenues representing in excess of 5.0% of total revenues of the Reporting Company and its Subsidiaries on a consolidated basis as of such date and (ii) that taken together with all other Immaterial Subsidiaries as of the last day of the fiscal quarter of the Reporting Company most recently ended, did not have assets with a value in excess of 20.0% of the Consolidated Total Tangible Assets or revenues representing in excess of 20.0% of total revenues of the Reporting Company and the Subsidiaries on a consolidated basis as of such date;

(b) for purposes of determining an Excluded Subsidiary, any Subsidiary organized in a Loan Party Jurisdiction (i) that did not, as of the last day of the fiscal quarter of the Reporting Company most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Tangible Assets of the Loan Parties or revenues representing in excess of 5.0% of total revenues of the Loan Parties on a consolidated basis as of such date and (ii) that taken together with all Immaterial Subsidiaries under this clause (b) as of the last day of the fiscal quarter of the Reporting Company most recently ended, did not have assets with a value in excess of 20.0% of the Consolidated Total Tangible Assets of the Loan Parties or revenues representing in excess of 20.0% of total revenues of the Loan Parties on a consolidated basis as of such date; provided that for purposes of this clause (b) Consolidated Tangible Net Assets and revenues of members of the Consolidated Group that are not Loan Parties shall be disregarded; and

(c) for purposes of determining a Material Subsidiary, any Subsidiary that did not, as of the last day of the fiscal quarter of the Reporting Company most recently ended, have (i) assets with a value in excess of 5.0% of the Consolidated Total Tangible Assets of the Reporting Company and its Subsidiaries or (ii) revenues representing in excess of 5.0% of total revenues of the Reporting Company and its Subsidiaries on a consolidated basis as of such date.

“Increase Effective Date” has the meaning assigned to such term in Section 2.15(a).

“Increase Joinder” has the meaning assigned to such term in Section 2.15(c).

“Incremental Cap” means (i) $400,000,000 and (ii) such greater amount if, after giving effect thereto, the Consolidated Net Leverage Ratio determined on an Incremental Pro Forma Basis as of the last day of the fiscal quarter of the Reporting Company most recently ended for which financial statements have been delivered under Section 6.01 would be less than 2.00:1.00.

“Incremental Loan” means any Incremental Term A Loan or any Incremental Term B Loan.

“Incremental Pro Forma Basis” means, with respect to any financial ratio test hereunder, that compliance with such test as at the date of determination shall be determined (a) on a Pro Forma Basis giving effect to any Incremental Loans or Permitted Incremental Equivalent Debt incurred at or prior to such time, (b) assuming any Incremental Term Commitments established at or prior to such time are fully drawn, and (c) without netting the proceeds of any Incremental Loans or Permitted Incremental Equivalent Debt to be incurred as at such date of determination for any fees paid or for any original issue discount applicable to any such any Incremental Loans or Permitted Incremental Equivalent Debt, to the extent applicable, in reliance upon such financial ratio test.

“Incremental Term A Loan” has the meaning assigned to such term in Section 2.15(a).

“Incremental Term B Loan” has the meaning assigned to such term in Section 2.15(a).

“Incremental Term Commitments” has the meaning assigned to such term in Section 2.15(a).

“Incremental Term Loan Maturity Date” has the meaning assigned to such term in Section 2.15(c).

“Incremental Term Loans” means any loans made pursuant to any Incremental Term Commitments.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property (including earnouts) or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created or which are subject to a bona fide dispute);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Information Memorandum” means the information memorandum dated May 2015 used by the Arranger in connection with the syndication of the Commitments.

“Initial Term A-1 Amortization Date” means the last Business Day of the first full fiscal quarter of the Reporting Company ending after the last day of the Availability Period.

“Initial Term A-1 Borrowing Date” means the first date on which Term A-1 Loans are made.

“Initial Pace Parties” means each Person that is part of the Pace Group as of the Pace Acquisition Date.

“Intellectual Property Security Agreement” means the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement (as each such term is defined in the Company Collateral Agreement) (together with each other intellectual property security agreement delivered pursuant to Section 6.12), in each case as amended.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Multicurrency Revolving Credit Facility for purposes of this definition).

“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice, or such other period that is twelve months or less requested by the Company and consented to by all the Lenders under the Facility to which such Interest Period applies; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Interim Credit Agreement” means the Credit Agreement dated as of April 22, 2015 among certain of the Borrowers, Bank of America, as administrative agent, and the other parties thereto.

“Inversion” means the series of transactions described in the Structure Memorandum pursuant to which, among other things, the Company becomes a wholly-owned Subsidiary of New HoldCo.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person,

(b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“ITA” means the Income Tax Act 2007 of the United Kingdom.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Latest Maturity Date” means the latest of the Maturity Date for the U.S. Revolving Credit Facility, the Maturity Date for the Multicurrency Revolving Credit Facility, the Maturity Date for the Term A Facility, the Maturity Date for the Term A-1 Facility, the Maturity Date for the Term B Facility and any Incremental Term Loan Maturity Date, as of any date of determination.

“L/C Advance” means, with respect to each Multicurrency Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (i) Bank of America in its capacity as issuer of Letters of Credit hereunder, (ii) any other Multicurrency Revolving Credit Lender selected by the Company and approved (such approval not to be unreasonably withheld) by the Administrative Agent (including, without limitation, as a replacement for an L/C Issuer which is a Defaulting Lender) which has agreed to issue Letters of Credit as issuer of Letter of Credit hereunder or (iii) any successor issuer of Letters of Credit hereunder. As the context requires a reference in the Loan Documents to an L/C Issuer shall refer to a particular L/C Issuer and the Letters of Credit issued or to be issued by it.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Reserve Account” has the meaning specified in Section 8.04(c).

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder, and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Multicurrency Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03.

“Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Multicurrency Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Guarantee Agreement, (c) each Designated Borrower Request and Assumption Agreement, (d) the Notes, (e) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.16 of this Agreement, (f) the Collateral Documents, (g) the Fee Letters and (h) each Issuer Document.

“Loan Parties” means, collectively, the Company, each Borrower, each Designated Borrower and each Guarantor.

“Loan Party Jurisdiction” means (i) the United States, any state thereof and the District of Columbia, (ii) England or Wales and any political subdivision thereof, (iii) Canada and any province thereof and (iv) Luxembourg.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Long Stop Date” means April 22, 2016.

“Lux Borrower” means a Borrower organized under the laws of Luxembourg that becomes a Designated Borrower in accordance with the requirements of Section 2.18; provided that the Loan Parties shall have delivered any applicable documentation with respect to any Lux Borrower in accordance with and in satisfaction of the terms of Section 10.18 prior to the designation of any Lux Borrower.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (R.C.S Luxembourg).

“Luxembourg Guarantor” has the meaning specified in Section 6.12(d)(v).

“Luxembourg Insolvency Event” means, the occurrence of a Luxembourg Insolvency Proceeding.

“Luxembourg Insolvency Proceeding” means bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée),fraudulent conveyance (action paulienne), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally.

“Luxembourg Loan Party” means any Loan Party incorporated or having its registered office or place of central administration in Luxembourg.

“Luxembourg Share Pledge Agreement” means any Luxembourg law governed share pledge agreement dated on a date to be agreed by the Borrower (or any other applicable Loan Party) and the Administrative Agent and made between New Holdco as pledgor and Bank of America, N.A. as collateral agent, in the presence of any Luxembourg Loan Party as company.

“Mandatory Cancellation Event” means the occurrence of any of the following conditions or events:

(a) where the Pace Acquisition proceeds by way of a Scheme:

(i) the Court Meeting is held (and not adjourned or otherwise postponed) to approve the Scheme at which a vote is held to approve the Scheme, but the Scheme is not so approved in accordance with section 899(1) of the UK Companies Act by the requisite majority of the Scheme Shareholders at such Court Meeting;

(ii) the General Meeting is held (and not adjourned or otherwise postponed) to pass the Scheme Resolutions at which a vote is held on the Scheme Resolutions, but the Scheme Resolutions are not passed by the requisite majority of the shareholders of Pace at such General Meeting;

(iii) an application for the issuance of the Court Order is made to the Court (and not adjourned or otherwise postponed) but the Court (in its final judgment) refuses to grant the Court Order;

(iv) either the Scheme lapses or it is withdrawn with the consent of the Panel or by order of the Court;

(v) a Court Order is issued but not filed with the Registrar of Companies within ten Business Days of its issuance; or

(vi) the date which is 20 days after the Scheme Effective Date,

unless, in respect of clauses (i) to (v) inclusive above, for the purpose of switching from a Scheme to a Takeover Offer, within 10 Business Days of such event the Company has notified the Administrative Agent that it intends to issue, and then within 30 Business Days after delivery of such notice the Company or such Affiliate does issue, an Offer Press Announcement and provides a copy to the Administrative Agent (in which case no Mandatory Cancellation Event shall have occurred);

(b) where the Pace Acquisition proceeds by way of a Takeover Offer, (i) such Takeover Offer lapses, terminates or is withdrawn with the consent of the Panel unless, for the purpose of switching from a Takeover Offer to a Scheme, within 10 Business Days of such event the Company has notified the Administrative Agent that it intends to issue, and then within 15 Business Days after delivery of such notice the Company does issue, an Offer Press Announcement and the Company provides a copy to the Administrative Agent (in which case no Mandatory Cancellation Event shall have occurred) or (ii) the date that is 8 weeks after New HoldCo issues the notice under section 979 of the UK Companies Act to squeeze out minority shareholders;

(c) the date upon which all payments made or to be made for Certain Funds Purposes have been paid in full in cleared funds; or

(d) the Long Stop Date unless the Scheme Effective Date or the first closing of any Takeover Offer and, in either case, the first drawdown of the Loans occurs on or prior to the Long Stop Date.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Maximum Leverage Ratio” means the Base Leverage Ratio; provided, at the election of the Reporting Company (which election may be made not more than two times), in connection with a Permitted Acquisition involving Acquisition Consideration of more than $500,000,000, that for the four consecutive fiscal quarters ended immediately following the closing of such Permitted Acquisition (including the fiscal quarter in which such Permitted Acquisition occurs), the Maximum Leverage Ratio shall be the Post-Acquisition Leverage Ratio; provided, however, that following the election of the Reporting Company to have the Post-Acquisition Leverage Ratio be the Maximum Leverage Ratio there shall be at least two consecutive fiscal quarters during which the Consolidated Net Leverage Ratio shall not exceed the Base Leverage Ratio before the Reporting Company can again elect to have the Post-Acquisition Leverage Ratio be the Maximum Leverage Ratio regardless of any other Permitted Acquisitions.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Reporting Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Junior Debt” means any series, issue or class of Indebtedness (other than Indebtedness between or among the Reporting Company and its Subsidiaries) of the Reporting Company or any Subsidiary in a principal amount (or having commitments) of $75,000,000 or more which is (i) unsecured or (ii) secured by any Collateral on a second or junior priority basis to the liens on such Collateral created by the Loan Documents.

“Material Subsidiary” means any Subsidiary of the Reporting Company which is not an Immaterial Subsidiary.

“Maturity Date” means (a) with respect to the U.S. Revolving Credit Facility or the Multicurrency Revolving Credit Facility, the fifth anniversary of the Restatement Date, (b) with respect to the Term A Facility, the fifth anniversary of the Restatement Date, (c) with respect to the Term B Facility, April 17, 2020, and (d) with respect to the Term A-1 Facility, the fifth anniversary of the Restatement Date; provided, however, that, (x) in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day and (y) in the case of any Extended Revolving Loans or Extended Term Loans, Maturity Date shall mean the last scheduled maturity date or expiration date for such Loans.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Reporting Company.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Existing Credit Agreement.

“Mortgage Amendment” has the meaning specified in Section 6.18(i)(c).

“Mortgage Policy” means the American Land Title Association Lender’s Extended Coverage title insurance policy number 120579PHI issued by Chicago Title Insurance Company in favor of the Administrative Agent in the amount of $35,000,000.

“Multicurrency Revolving Credit Borrowing” means a borrowing consisting of simultaneous Multicurrency Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Multicurrency Revolving Credit Lenders pursuant to Section 2.01(b).

“Multicurrency Revolving Credit Commitment” means, as to each Multicurrency Revolving Credit Lender, its obligation to (a) make Multicurrency Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Multicurrency Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Multicurrency Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Multicurrency Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Multicurrency Revolving Credit Facility” means, at any time, the aggregate amount of the Multicurrency Revolving Credit Lenders’ Multicurrency Revolving Credit Commitments at such time. The aggregate amount of the Multicurrency Revolving Credit Facility on the Restatement Date is $486,031,396.

“Multicurrency Revolving Credit Lender” means, at any time, any Lender that has a Multicurrency Revolving Credit Commitment at such time.

“Multicurrency Revolving Credit Loan” has the meaning specified in Section 2.01(e).

“Multicurrency Revolving Credit Note” means a promissory note made by any Borrower in favor of a Multicurrency Revolving Credit Lender evidencing Multicurrency Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Multicurrency Revolving Credit Lender, substantially in the form of Exhibit C-3.

“Multicurrency Revolving Credit Obligations” means the Multicurrency Revolving Credit Loans, the L/C Obligations and the Swing Line Loans.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Reporting Company or any ERISA Affiliate makes or is obligated to make contributions, or has any liability (contingent or otherwise).

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Reporting Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Reporting Company or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Reporting Company or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by the Reporting Company or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b) with respect to the incurrence or issuance of any Indebtedness by the Reporting Company or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Reporting Company or such Subsidiary in connection therewith.

“New HoldCo Debenture” means the Debenture to be executed and delivered by New HoldCo substantially in the form of Exhibit G-3.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Term A Note, a Term B Note, a Term A-1 Note, a Multicurrency Revolving Credit Note or a U.S. Revolving Credit Note, as the context may require.

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Available ECF Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Term Loans pursuant to Section 2.05(b)(i) of the Existing Credit Agreement (other than as a result of clause (b)(vi) or (viii) thereof) and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including, without limitation, Investments permitted under Section 7.03(m), Restricted Payments permitted under Section 7.06(j) and prepayments of Material Junior Debt under Section 7.14(d)).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding, including Parallel Debt Obligations. Obligations shall in no event include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer Documents” means the Takeover Offer Document and the Offer Press Announcement.

“Offer Press Announcement” means a press announcement released by or on behalf of the Company announcing that the Pace Acquisition is to be effected by a Takeover Offer and setting out the terms and conditions of the Takeover Offer.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Offer Press Announcement” means the announcement under Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers issued by the Company and Pace on April 22, 2015.

“Original Press Release” means the press release issued by the Company and Pace on April 22, 2015 announcing the Pace Acquisition.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans and Revolving Credit Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the applicable Loan Party of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Pace Acquisition Date” means the first date that all the conditions in Section 4.02 are satisfied or waived in accordance with the terms of this Agreement.

“Pace Accession Date” means the date on which the actions described in Section 6.19(l) are completed.

“Pace Acquisition” has the meaning specified in the Preliminary Statements.

“Pace Group” means Pace and its Subsidiaries.

“Pace Refinancing” means the refinancing, discharge or repayment of the Existing Pace Indebtedness.

“Pace Shares” means all of the issued Equity Interests of Pace.

“Panel” means the Panel on Takeovers and Mergers.

“Parallel Debt Obligations” has the meaning specified in Section 10.21.

“Participant” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participant Register” has the meaning specified in Section 10.06(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means a certificate in the form of Exhibit I or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Perfection Requirements” means the making or the procuring of registrations, filings, endorsements, notarizations, recordings, stampings and/or notifications of the Loan Documents (and/or the Liens created thereunder) necessary for the validity or enforceability thereof.

“Permitted Acquisition” means any Specified Acquisition that satisfies the following conditions:

(a) in the case of a Specified Acquisition of the Equity Interests of any other Person, the board of directors (or other comparable governing body) of such other Person shall have approved the Specified Acquisition;

(b) (i) no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect thereto on a Pro Forma Basis, (ii) the Reporting Company shall be in compliance with Section 7.11 as of the last day of the fiscal quarter of the Reporting Company most recently ended for which financial statements have been delivered under Section 6.01, determined on a Pro Forma Basis and (iii) if the Consolidated Net Leverage Ratio as of the last day of the fiscal quarter of the Reporting Company most recently ended for which financial statements have been delivered under Section 6.01, determined on a Pro Forma Basis, is equal to or greater than 3.00:1.00, then the Acquisition Consideration paid to acquire a Person that will not be a Loan Party following the acquisition thereof, or to acquire property or assets that will not be owned by a Loan Party, together with all other such acquisitions effected when the Consolidated Net Leverage Ratio of the Company is equal to or greater than 3.00:1.00, shall not exceed the sum of (x) $100,000,000 and (y) the Available ECF Amount; and

(c) at least five Business Days prior to the consummation of such Specified Acquisition, a Responsible Officer of the Reporting Company shall provide a compliance certificate, in form and substance reasonably satisfactory to the Administrative Agent, affirming compliance with each of the items set forth in clauses (a) and (b) hereof.

“Permitted Encumbrances” shall mean Liens permitted by Section 7.01.

“Permitted Incremental Equivalent Debt” means any Indebtedness incurred by the Company, or following the Inversion, New Holdco (which may be guaranteed by the other Loan Parties) in the form of one or more series of secured or unsecured debt securities or loans; provided that (i) the final maturity date of any such Indebtedness shall not be earlier than the date that is 91 days following the Latest Maturity Date, (ii) the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, sinking fund obligations or other payment (other than periodic interest payments, and, in the case of term loans, nominal amortization payments not to exceed 5% per annum) prior to the date that is 91 days following the Latest Maturity Date, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default, (iii) such Indebtedness shall be either (A) solely in the case of debt securities, secured by the Collateral on a pari passu basis (but with the Lenders having control of remedies) with the Obligations and shall not be secured by any property or assets of the Company or any Subsidiary other than Collateral, and a senior representative acting on behalf of the holders of such Indebtedness shall have become party to a first lien intercreditor or collateral trust agreement having customary terms and reasonably satisfactory to the Administrative Agent reflecting the pari passu status of the Liens securing such Indebtedness, (B) secured by the Collateral on a junior basis (but with the Lenders having control of remedies) with the Obligations and shall not be secured by any property or assets of the Company or any Subsidiary other than Collateral, and a senior representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a junior lien intercreditor agreement or collateral trust agreement having customary terms and reasonably satisfactory to the Administrative Agent reflecting the second (or more junior) lien status of the Liens securing such Indebtedness or (C) unsecured, (iv) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party and (v) prior to the Latest Maturity Date, such Indebtedness does not contain financial maintenance or other covenants which are more restrictive, as determined by the Company, than those contained in this Agreement.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to any interest capitalized, any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension; (ii) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or longer than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (iv) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (v) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, and the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole and the Liens on any Collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority as the Indebtedness being modified, refinanced, refunded, renewed or extended relative to the Liens on the Collateral securing the Obligations; (vi) the Indebtedness being modified, refinanced, refunded, renewed or extended does not contain financial maintenance or other covenants which, prior to the Latest Maturity Date, are more restrictive, as determined by the Reporting Company, than those set forth in the Indebtedness being modified, refunded, renewed or extended, and (vii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan but excluding any Multiemployer Plan), maintained for employees of the Reporting Company or, solely with respect to a Pension Plan, any ERISA Affiliate or any such Plan to which the Reporting Company or, solely with respect to a Pension Plan, any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Notes” shall have the meaning assigned to such term in the Company Collateral Agreement.

“Pledged Stock” shall have the meaning assigned to such term in the Company Collateral Agreement.

“Post-Acquisition Leverage Ratio” means, for each fiscal quarter of the Reporting Company, 0.50 higher than the Base Leverage Ratio which would otherwise be in effect for such fiscal quarter.

“Press Release” means the press release dated April 22, 2015 announcing, in compliance with Rule 2.7 of the City Code, a firm intention to make an offer for all of the Equity Interests of Pace which is to be effected by means of a Scheme and setting out the terms and conditions of the Scheme, in the form agreed by the Company and the Administrative Agent.

“Process Agent” has the meaning specified in Section 10.14(e).

“Pro Forma Basis” means, for purposes of calculating compliance with the financial covenants or any other financial ratio or tests, such calculation shall be made in accordance with Section 1.10.

“Pro Forma Transaction” means the Transaction, any Investment that results in a Person becoming a Subsidiary, any Permitted Acquisition, any Disposition that results in a Subsidiary ceasing to be a Subsidiary, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or a Disposition of a business unit, line of business or division of the Reporting Company or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise and any other transaction that by the terms of Agreement requires a financial ratio test to be determined on a “pro forma basis” or to be given “pro forma effect”.

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Public Lender” has the meaning specified in Section 6.02.

“Quarterly Financial Statements” means the consolidated balance sheet of the Company and its Subsidiaries for the fiscal quarter ended March 31, 2015 and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal quarter of the Company and its Subsidiaries, including the notes thereto.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinancing Term Loans” means one or more new tranches of Term Loans that result from an Additional Credit Extension Amendment in accordance with Section 2.19.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Replacement Revolving Commitments” means one or more new tranches of Revolving Credit Commitments established pursuant to an Additional Credit Extension Amendment in accordance with Section 2.19.

“Replacement Revolving Loans” means Revolving Credit Loans made pursuant to Replacement Revolving Commitments.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reporting Company” means (i) prior to the Company Merger, the Company and (ii) thereafter, New HoldCo.

“Request for Credit Extension” means (a) with respect to a Borrowing of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Multicurrency Revolving Lenders” means, as of any date of determination, Multicurrency Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Multicurrency Revolving Credit Outstandings (with the aggregate amount of each Multicurrency Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Multicurrency Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Multicurrency Revolving Credit Commitments; provided that the unused Multicurrency Revolving Credit Commitment of, and the portion of the Total Multicurrency Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Multicurrency Revolving Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term A Lenders” means, as of any date of determination, Term A Lenders holding more than 50% of the Term A Facility on such date; provided that the portion of the Term A Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than 50% of the Term A-1 Facility on such date; provided that the portion of the Term A-1 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.

“Required Term B Lenders” means, as of any date of determination, Term B Lenders holding more than 50% of the Term B Facility on such date; provided that the portion of the Term B Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Required U.S. Revolving Lenders” means, as of any date of determination, U.S. Revolving Credit Lenders holding more than 50% of the sum of the (a) Total U.S. Revolving Credit Outstandings and (b) aggregate unused U.S. Revolving Credit Commitments; provided that the unused U.S. Revolving Credit Commitment of, and the portion of the Total U.S. Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required U.S. Revolving Lenders.

“Reservations” means:

(a) any matters which are set out as qualifications or reservations as to matters of law in the English or Luxembourg legal opinions delivered under this Agreement;

(b) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;

(c) the time barring of claims under applicable limitation laws, the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of stamp duty may be void and the principle that claims may be subject to defences of set-off or counterclaim;

(d) the principle that any additional interest imposed pursuant to any relevant agreement may be held to be irrecoverable on the grounds that it is a penalty;

(e) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and

(f) similar principles, rights and defences relating to matters of law under the laws of any relevant jurisdiction in relation to the matters described in paragraphs (a) to (e) above.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party or with respect to any Luxembourg Loan Party any director (administrateur) or manager (gérant), and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent or with respect to any Luxembourg Loan Party any authorized signatory appointed by the board of managers (conseil de gérance) or board of directors (conseil d’administration) of any Luxembourg Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived by the Administrative Agent, which date is June 18, 2015.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Restatement Date and (v) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a U.S. Revolving Credit Borrowing or a Multicurrency Revolving Credit Borrowing.

“Revolving Credit Commitment” means a U.S. Revolving Credit Commitment or a Multicurrency Revolving Credit Commitment.

“Revolving Credit Exposure” means U.S. Revolving Credit Exposure or Multicurrency Revolving Credit Exposure.

“Revolving Credit Facility” means the U.S. Revolving Credit Facility and/or the Multicurrency Revolving Credit Facility.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” means a U.S. Revolving Credit Loan or a Multicurrency Revolving Credit Loan.

“Revolving Credit Note” means a U.S. Revolving Credit Note or a Multicurrency Revolving Credit Note.

“Revolving Credit Tranche” means, for purposes of Section 8.04, each of (i) the U.S. Revolving Credit Commitments and the U.S. Revolving Credit Loans and (ii) the Multicurrency Revolving Credit Commitments and the Multicurrency Revolving Credit Obligations.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any country-wide Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Scheme” means a scheme of arrangement proposed to be made under Part 26 of the UK Companies Act between Pace and the Scheme Shareholders pursuant to which New HoldCo will become the holder of all of the Scheme Shares in accordance with the Scheme Documents, subject to any changes and amendments to the extent not prohibited by the Loan Documents.

“Scheme Circular” means the document issued by or on behalf of Pace to shareholders of Pace setting out the terms and conditions of and an explanatory statement in relation to the Scheme and setting out the notices of the Court Meeting and the General Meeting as such document may be amended from time to time to the extent such amendment is not prohibited by the Loan Documents.

“Scheme Documents” means the Press Release and the Scheme Circular.

“Scheme Effective Date” means the date on which the Scheme becomes effective in accordance with its terms.

“Scheme Resolutions” means the resolutions of the Pace Shareholders which are required to implement the Scheme and which are referred to and substantially in the form set out in the Scheme Circular and which are to be proposed at the General Meeting.

“Scheme Shareholders” means the registered holders of Scheme Shares at the relevant time.

“Scheme Shares” means the Pace Shares which are subject to the Scheme in accordance with its terms.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Senior Managing Agent” means Regions Bank.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Acquisition” means the purchase or acquisition by any Person of (a) more than 50% of the Equity Interests with ordinary voting power of another Person or (b) all or any substantial portion of the property (other than Equity Interests) of, or a business unit of, another Person, whether or not involving a merger or consolidation with such Person.

“Specified Obligations” means Obligations consisting of (i) principal of and interest on the Revolving Credit Loans, (ii) reimbursement obligations in respect of Letters of Credit and (iii) fees related to any of the foregoing (other than fees payable to the Administrative Agent or any L/C Issuer in its capacity as such.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or any L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Structure Memorandum” means the tax structure memorandum entitled “Project Perry Tax Structure Report” and dated on or about April 20, 2015 in relation to the Acquisitions.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Reporting Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” has the meaning set forth in the definition of “Excluded Swap Obligation”.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to $25,000,000. The Swing Line Sublimit is part of, and not in addition to, the Multicurrency Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Takeover Offer” means a “takeover offer” within the meaning of section 974 of the UK Companies Act proposed to be made by or on behalf of New HoldCo to acquire (directly or indirectly) Pace Shares, substantially on the terms and conditions set out in an Offer Press Announcement (as such offer may be amended in any way which is not prohibited by the terms of the Loan Documents).

“Takeover Offer Document” means the document issued by or on behalf of New HoldCo and dispatched to shareholders of Pace in respect of a Takeover Offer containing the terms and conditions of the Takeover Offer reflecting the Offer Press Announcement in all material respects as such document may be amended from time to time to the extent such amendment is not prohibited by the Loan Documents.

“Target” has the meaning specified in the Preliminary Statements.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or similar fees or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Incentive Transaction” means any development or revenue bond financing arrangement between the Reporting Company or any of its Subsidiaries and a development authority or other similar governmental authority or entity for the purpose of providing property tax incentives to the Reporting Company or such Subsidiary structured as a sale-leaseback transaction whereby the development authority (i) acquires property from or on behalf of such the Reporting Company or such Subsidiary, (ii) leases such property back to such the Reporting Company or such Subsidiary, (iii) if and to the extent the development authority issues the bonds to finance such acquisition, 100% of such bonds are purchased and held by the Reporting Company or a Wholly-Owned Subsidiary of the Reporting Company, (iv) the rental payments on the lease (disregarding any amount that is concurrently repaid to the Company or a Subsidiary in the form of debt service on any bonds or otherwise) does not exceed amounts such Subsidiary would have paid in taxes and other amounts had the sale-leaseback transaction not occurred and (v) such that the Reporting Company or such Subsidiary has the option to terminate its lease and reacquire the property for nominal consideration (disregarding any additional consideration that is concurrently repaid to the Company or a Subsidiary in the form of repayment of any bonds or otherwise) at any time; provided that (x) if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Incentive Transaction and (y) to the extent such real property would be required to be mortgaged pursuant to the terms hereof, cause the holder of the legal title of such real property to mortgage such property, on a non-recourse basis, as security for the Obligations.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A Facility” means, at any time, (a) on or prior to the Restatement Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time. The aggregate amount of the Term A Facility on the Restatement Date is $990,000,000.

“Term A Lender” means (a) at any time on or prior to the Restatement Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Restatement Date, any Lender that holds Term A Loans at such time.

“Term A Loan” means an advance made by any Term A Lender under the Term A Facility.

“Term A Note” means a promissory note made by the Company in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit C-1.

“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(c).

“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to New HoldCo (and, if requested by the Company, to any applicable Lux Borrower on a joint and several basis) pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-1 Facility” means, at any time, (a) on or prior to the Initial Term A-1 Borrowing Date, the aggregate amount of the Term A-1 Commitments at such time and (b) thereafter the aggregate principal amount of the unused Term A-1 Commitments at such time and the Term A-1 Loans of all Term A-1 Lenders outstanding at such time. The aggregate amount of the Term A-1 Facility on the Restatement Date is $800,000,000.

“Term A-1 Lender” means at any time, (a) on or prior to the Initial Term A-1 Borrowing Date, any Lender that has a Term A-1 Commitment at such time and (b) at any time after the Pace Acquisition Date, any Lender that holds a Term A-1 Commitment or Term A-1 Loans at such time.

“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.

“Term A-1 Note” means a promissory note made by New HoldCo (and, if applicable, any applicable Lux Borrower) in favor of a Term A-1 Lender, evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit C-1.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b) of the Existing Credit Agreement.

“Term B Facility” means, at any time, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means at any time, any Lender that holds Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Note” means a promissory note made by the Company in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-1.

“Term Borrowing” means either a Term A Borrowing, a Term B Borrowing or a Term A-1 Borrowing.

“Term Commitment” means either a Term A Commitment, a Term B Commitment or a Term A-1 Commitment.

“Term Facilities” means, at any time, the Term A Facility, the Term B Facility and the Term A-1 Facility.

“Term Lender” means, at any time, a Term A Lender, a Term B Lender or a Term A-1 Lender.

“Term Loan” means a Term A Loan, a Term B Loan or a Term A-1 Loan.

“Termination Date” means, with respect to the Term A-1 Facility, the earliest to occur of (a) the date on which the New HoldCo shall acquire, directly or indirectly, Pace and the Company with funding other than under the Facilities, (b) the termination of the Commitments in full pursuant to Section 2.06(a) or, following the end of the Certain Funds Period, Section 8.02 and (c) a Mandatory Cancellation Event.

“Threshold Amount” means $75,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Multicurrency Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Multicurrency Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total U.S. Revolving Credit Outstandings” means the aggregate Outstanding Amount of all U.S. Revolving Credit Loans.

“Transaction” has the meaning specified in the Preliminary Statements.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Borrower” means a Borrower that is incorporated in England and Wales and/or tax resident in the United Kingdom or any part thereof.

“UK Companies Act” means the Companies Act of 2006 of England and Wales, as amended.

“UK Loan Party” means a Loan Party or any Person to whom a Loan Party makes an assignment pursuant to Section 10.06 making any payment pursuant to any Loan Documents that fall within section 874 ITA, whether or not any exception, exemption or relief applies in respect of such payment or the recipient of such payment.

“UK Non-Bank Lender” means a Lender which gives a UK Tax Confirmation to the Company or the relevant Loan Party.

“UK Qualifying Lender” means:

(i) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(A) a Lender:

(1) which is a bank (as defined for the purpose of section 879 ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A CTA; or

(2) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purposes of section 879 ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance: or

(B) a Lender which is:

(1) a company resident in the United Kingdom for United Kingdom tax purposes;

(2) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 CTA) of that company; or

(C) a UK Treaty Lender; or

(ii) a Lender which is a building society (as defined for the purposes of section 880 ITA) making an advance under a Loan Document;

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is:

(i) a company resident in the United Kingdom for United Kingdom tax purposes; or

(ii) a partnership each member of which is:

(A) a company so resident in the United Kingdom; or

(B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 CTA) of that company.

“UK Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the United Kingdom from a payment under a Loan Document.

“UK Treaty Lender” means a Lender which (i) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty and (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan or L/C issue is effectively connected.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means cash and Cash Equivalents held by the Reporting Company and its Domestic Subsidiaries not subject to any Lien other than Liens permitted by Section 7.01(a) or (d).

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Revolving Credit Borrowing” means a borrowing consisting of simultaneous U.S. Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the U.S. Revolving Credit Lenders pursuant to Section 2.01(d).

“U.S. Revolving Credit Commitment” means, as to each U.S. Revolving Credit Lender, its obligation to make U.S. Revolving Credit Loans to the Borrowers pursuant to Section 2.01(d) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“U.S. Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding U.S. Revolving Credit Loans.

“U.S. Revolving Credit Facility” means, at any time, the aggregate amount of the U.S. Revolving Credit Lenders’ U.S. Revolving Credit Commitments at such time. The aggregate amount of the U.S. Revolving Credit Facility on the Restatement Date is $13,968,604.00.

“U.S. Revolving Credit Lender” means, at any time, any Lender that has a U.S. Revolving Credit Commitment at such time.

“U.S. Revolving Credit Loan” has the meaning specified in Section 2.01(d).

“U.S. Revolving Credit Note” means a promissory note made by any Borrower in favor of a U.S. Revolving Credit Lender evidencing U.S. Revolving Credit Loans made by such U.S. Revolving Credit Lender, substantially in the form of Exhibit C-2.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(iii)(B)(3).

“VAT” means (i) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (ii) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (i) above, or imposed elsewhere.

“Yen” means the lawful currency of Japan.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Reporting Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Reporting Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Reporting Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Reporting Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements of the Reporting Company for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04 Rounding.

Any financial ratios required to be maintained by the Reporting Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.08 Additional Alternative Currencies.

(a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders under the Multicurrency Revolving Credit Facility; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuers.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, each L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender under the Multicurrency Revolving Credit Facility thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer thereof. Each applicable Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders under the Multicurrency Revolving Credit Facility consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans under the Multicurrency Revolving Credit Facility; and if the Administrative Agent and each L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.09 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.10 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, the Consolidated Interest Coverage Ratio and the Consolidated Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.10; provided that notwithstanding anything to the contrary herein, when calculating any such ratio as of the last day of any Measurement Period for the purpose of (i) the definition of Applicable Percentage or Applicable Fee Rate, (ii) calculation of the amount of any mandatory prepayment pursuant to Section 2.05(b)(i) or (iii) actual compliance with Section 7.11 (as opposed to determining compliance with the Consolidated Net Leverage Ratio on a Pro Forma Basis for other purposes of this Agreement), the events set forth in clauses (b), (c) and (d) below that occurred subsequent to the end of the applicable Measurement Period shall not be given pro forma effect.

(b) For purposes of calculating the Consolidated Interest Coverage Ratio and the Consolidated Net Leverage Ratio, Pro Forma Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been consummated (i) during the applicable Measurement Period or (ii) subsequent to such Measurement Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Pro Forma Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Pro Forma Transaction) had occurred on the first day of the applicable Measurement Period.

(c) Whenever pro forma effect is to be given to a Pro Forma Transaction, the pro forma calculations shall be made in good faith by a financial or accounting Responsible Officer of the Reporting Company and include only those adjustments that would be (a) permitted or required by Regulation S-X together with those adjustments that (i) have been certified by a financial or accounting Responsible Officer of the Reporting Company as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent or (b) allowed by the definition of Consolidated EBITDA.

(d) In the event that the Reporting Company or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculation of the Consolidated Net Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) subsequent to the end of the applicable Measurement Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Measurement Period.

(e) For purposes of calculating the Consolidated Interest Coverage Ratio and the Consolidated Net Leverage Ratio for Measurement Periods ending on or prior to the date which is 15 months after the Pace Acquisition Date, the amount of “run rate” cost savings, operating expense reductions, other operating improvements and acquisition or cost synergies projected by the Reporting Company in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken by the Reporting Company or any Subsidiary in connection with the Transaction shall be given pro forma effect in making such calculations; provided that (1) such cost savings, operating expense reductions and synergies (x) are projected by the Reporting Company in good faith to result from actions taken (in the good faith determination of the Reporting Company) within 12 months after the date the Transaction is consummated (to the extent that the Reporting Company reasonably expects to realize such savings, reductions or synergies within 12 months after the date any such actions are taken) and (y) are reasonably identifiable and factually supportable and (2) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (e) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period.

(f) Notwithstanding any provision herein to the contrary, determinations of (i) the applicable pricing level under the definition of “Applicable Fee Rate” and “Applicable Rate” and (ii) compliance with the financial covenants shall be made on a Pro Forma Basis.

1.11 Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to any Luxembourg Loan Party or to an entity incorporated or having its registered office or place of central administration in Luxembourg, a reference to: (a) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (c) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (d) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (e) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (f) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); (g) a director includes an administrateur or a gérant; and (h) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), action pauliana (action paulienne), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) The Term A Borrowing. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan to the Company in Dollars on the Restatement Date in an amount not to exceed such Term A Lender’s Term A Commitment Percentage of the Term A Facility. The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. In the event that the Restatement Date shall not have occurred on or prior to the Termination Date, each Term A Lender’s Term A Commitment shall automatically expire, and each Term A Lender shall have no further obligation to make Term A Loans.

(b) The Term B Borrowing. Term B Loans were made to the Company on the Initial Borrowing Date (as defined in the Existing Credit Agreement). On the Restatement Date $543,812,500 of Term B Loans are outstanding. Term B Loans which are repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.

(c) The Term A-1 Borrowing. Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make loans to New HoldCo (and, if requested by the Company, to any applicable Lux Borrower on a joint and several basis) in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed such Term A-1 Lender’s Term A-1 Commitment. The Term A-1 Borrowing shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Term A-1 Commitments. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term A-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein. In the event that the Pace Acquisition Date shall not have occurred on or prior to the Termination Date, each Term A-1 Lender’s Term A-1 Commitment shall automatically expire, and each Term A-1 Lender shall have no further obligation to make Term A-1 Loans except as otherwise set forth in Section 6.11.

(d) The U.S. Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each U.S. Revolving Credit Lender severally agrees to make loans (each such loan, a “U.S. Revolving Credit Loan”) to the Borrowers in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s U.S. Revolving Credit Commitment; provided, however, that after giving effect to any U.S. Revolving Credit Borrowing, (i) the Total U.S. Revolving Credit Outstandings shall not exceed the U.S. Revolving Credit Facility, and (ii) the U.S. Revolving Credit Exposure shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment. Within the limits of each U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(d), prepay under Section 2.05, and reborrow under this Section 2.01(d). U.S. Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. In the event that the Restatement Date shall not have occurred on or prior to the Termination Date, each U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment shall automatically expire, and each U.S. Revolving Credit Lender shall have no further obligation to make U.S. Revolving Credit Loans.

(e) The Multicurrency Revolving Borrowings. Subject to the terms and conditions set forth herein, each Multicurrency Revolving Credit Lender severally agrees to make loans (each such loan, a “Multicurrency Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Multicurrency Revolving Credit Commitment; provided, however, that after giving effect to any Multicurrency Revolving Credit Borrowing, (i) the Total Multicurrency Revolving Credit Outstandings shall not exceed the Multicurrency Revolving Credit Facility, (ii) the Multicurrency Revolving Credit Exposure shall not exceed such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment, and (iii) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Multicurrency Revolving

Credit Lender’s Multicurrency Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(e), prepay under Section 2.05, and reborrow under this Section 2.01(e). Multicurrency Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. In the event that the Restatement Date shall not have occurred on or prior to the Termination Date, each Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Commitment shall automatically expire, and each Multicurrency Revolving Credit Lender shall have no further obligation to make Multicurrency Revolving Credit Loans.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term A Borrowing, each Term B Borrowing, each Term A-1 Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Company wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation denominated in Dollars or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation denominated in Dollars or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or such other amount as may be approved by the Administrative Agent). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or such other amount as may be approved by the Administrative Agent). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Term A Borrowing, a Term B Borrowing, a Term A-1 Borrowing, a Multicurrency Revolving Credit Borrowing, a U.S. Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the

Company fails to specify a Type of Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term A Loans, Term B Loans, Term A-1 Loans, U.S. Revolving Currency Loans or Multicurrency Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in Section 2.02(a). In the case of a Term A Borrowing, a Term B Borrowing, a Term A-1 Borrowing, a U.S. Revolving Credit Borrower or a Multicurrency Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currencies) without the consent of the Required Lenders and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term A Borrowings, all conversions of Term A Loans from one Type to the other, and all continuations of Term A Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term A Facility. After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term B Facility. After giving effect to all Term A-1 Borrowings, all conversions of Term A-1 Loans from one Type to the other, and all continuations of Term A-1 Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term A-1 Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Revolving Credit Facilities.

(f) Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Multicurrency Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company (or jointly for the account of the Company and one or more other members of the Consolidated Group), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Multicurrency Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company (or jointly for the account of the Company and one or more other members of the Consolidated Group) and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Multicurrency Revolving Credit Outstandings shall not exceed the Multicurrency Revolving Credit Facility, (y) the Multicurrency Revolving Credit Exposure of any Lender shall not exceed such Lender’s Multicurrency Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Multicurrency Revolving Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Multicurrency Revolving Credit Lenders and such L/C Issuer have approved such expiry date or (y) such Letter of Credit is cash collateralized on terms and pursuant to arrangements satisfactory to the L/C Issuer.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or

(F) any Multicurrency Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Multicurrency Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Multicurrency Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or jointly for the account of the Company and the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, the applicable L/C Issuer shall notify the Administrative Agent of the issuance of such Letter of Credit which shall be deemed to be a Letter of Credit hereunder and each Multicurrency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Multicurrency Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Multicurrency Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Multicurrency Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Multicurrency Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall directly reimburse the L/C Issuer in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to timely reimburse the L/C Issuer on the Honor Date, the L/C Issuer shall notify the Administrative Agent of such failure and the Administrative Agent shall promptly notify each Multicurrency Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Multicurrency Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Multicurrency Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Multicurrency Revolving Credit Commitments and the conditions set forth in Section 4.03

(other than the delivery of a Committed Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Multicurrency Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Multicurrency Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Multicurrency Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Multicurrency Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Multicurrency Revolving Credit Lender funds its Multicurrency Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Multicurrency Revolving Credit Lender’s obligation to make Multicurrency Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Multicurrency Revolving Credit Lender’s obligation to make Multicurrency Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Company of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Multicurrency Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C

Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Multicurrency Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Multicurrency Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Multicurrency Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company (and, if applicable, each other member of the Consolidated Group) to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any other member of the Consolidated Group may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Company or any waiver by the L/C Issuer which does not in fact materially prejudice the Company;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any other member of the Consolidated Group or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any other member of the Consolidated Group.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Multicurrency Revolving Credit Lenders or the Required Multicurrency Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Company for, and the L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Multicurrency Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Multicurrency Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum separately agreed in writing by the Company and such L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s and Reporting Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Letters of Credit Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent on the last Business Day of calendar month and on each date that a Letter of Credit is issued or amended a report in the form of Exhibit F detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Multicurrency Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Multicurrency Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Multicurrency Revolving Credit Outstandings shall not exceed the Multicurrency Revolving Credit Facility at such time, and (ii) the Multicurrency Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Multicurrency Revolving Credit Commitment, (y) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Multicurrency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Multicurrency Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or such other amounts as may be approved by the Swing Line Lender), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Multicurrency Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Multicurrency Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Multicurrency Revolving Credit Facility and the conditions set forth in Section 4.03. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Multicurrency Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Multicurrency Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Multicurrency Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Multicurrency Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Multicurrency Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Multicurrency Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line

Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

Each Multicurrency Revolving Credit Lender’s obligation to make Multicurrency Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Multicurrency Revolving Credit Lender’s obligation to make Multicurrency Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Multicurrency Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Multicurrency Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Multicurrency Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Multicurrency Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Multicurrency Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional. (i) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (C) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied as directed by the Company, and subject to Section 2.17, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory. (i) [Reserved].

(ii) If the Reporting Company or any of its Subsidiaries makes a Disposition of any property (other than any Disposition of any property permitted by Sections 7.05(a)-7.05(n) or (q) or (r)) which results in the realization by such Person of Net Cash Proceeds, the Reporting Company shall prepay an aggregate principal amount of Term Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(ii), at the election of the Reporting Company (as notified by the Reporting Company to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, the Reporting Company or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in the business of the Consolidated Group so long as within 365 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Reporting Company in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii) Upon the incurrence or issuance by the Reporting Company or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Reporting Company shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Reporting Company or such Subsidiary (such prepayments to be applied as set forth in clause (v) below).

(iv) Upon any Extraordinary Receipt received by or paid to or for the account of the Reporting Company or any of its Subsidiaries, and not otherwise included in clause (ii) or (iii) of this Section 2.05(b), the Reporting Company shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Reporting Company or such Subsidiary (such prepayments to be applied as set forth in clause (v) below); provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Reporting Company (as notified by the Reporting Company to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, the Reporting Company or such Subsidiary may apply within 365 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; and provided, further, however, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iv).

(v) Each prepayment of Term Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied ratably to each of the Term A Facility, the Term B Facility and, other than during the Certain Funds Period, the Term A-1 Facility and to the principal repayment installments thereof on a pro-rata basis.

(vi) Notwithstanding any of the other provisions of clause (ii), (iii) or (iv) of this Section 2.05(b), so long as no Default under Section 8.01(a) or Section 8.01(f), or Event of Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (ii), (iii) or (iv) of this Section 2.05(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Term Loans on such date is less than or equal to $5,000,000, the Company may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under clause (ii), (iii) or (iv) of this Section 2.05(b) to be applied to prepay Term Loans exceeds $5,000,000. During such deferral period the Company may apply all or any part of such aggregate amount to prepay Revolving Credit Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.05(b). Upon the occurrence of a Default under Section 8.01(a) or Section 8.01(f), or an Event of Default during any such deferral period, the Company shall immediately prepay the Term Loans in the amount of all Net Cash Proceeds received by the Company and other amounts, as applicable, that are required to be applied to prepay Term Loans under this Section 2.05(b) (without giving effect to the first and second sentences of this clause (vi)) but which have not previously been so applied.

(vii) If for any reason the Total U.S. Revolving Credit Outstandings at any time exceed the U.S. Revolving Credit Facility at such time, the Borrowers shall immediately prepay U.S. Revolving Credit Loans in an aggregate amount equal to such excess.

(viii) (A) If for any reason the Total Multicurrency Revolving Credit Outstandings at any time exceed the Multicurrency Revolving Credit Facility at such time, the Borrowers shall immediately prepay Multicurrency Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess and (B) if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds an amount equal to 103% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(ix) Notwithstanding any other provisions of this Section 2.05 mandatory prepayments arising from the receipt of Net Cash Proceeds from any Disposition or Extraordinary Receipts by any Foreign Subsidiary pursuant to Section 2.05(b)(ii) or (iv) (each, a “Foreign Disposition”) shall not be required (1) to the extent the making of any such mandatory prepayment from the Net Cash Proceeds of such Foreign Disposition or Extraordinary Receipts (or the repatriation of funds to effect such payment) would give rise to a material adverse tax consequence (as reasonably determined by the Reporting Company), (2) without duplication (including with respect to any reduction set forth in the definitions of Net Cash Proceeds, Extraordinary Receipts or Excess Cash Flow), to the extent such amounts have been applied to voluntarily prepay any Indebtedness of any Foreign Subsidiary or to the extent such Foreign Subsidiary has reinvested such amounts in its business or the business of the Reporting Company or its Subsidiaries, provided that no such prepayments and no such reinvestments shall be permitted at the time a Default or Event of Default shall then be continuing or (3) so long as the applicable local Laws will not permit repatriation thereof to the United States (the Reporting Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly file any required forms, obtain any necessary consents and take all similar actions reasonably required by the applicable local Laws to permit such repatriation); provided that if such repatriation of any such affected Net Cash Proceeds or Foreign Excess Cash Flow is later permitted under applicable Laws, unless such amounts have previously been applied to prepayments or reinvestments to the extent permitted by clause (2) above, such repatriation will, subject to clause (1) above, be effected as promptly as practicable and such repatriated Net Cash Proceeds or Foreign Excess Cash Flow, as applicable, will be promptly after such repatriation applied to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein.

(x) The Company shall deliver to the Administrative Agent, in connection with each prepayment required under this Section 2.05, (a) a certificate signed by a Responsible Officer of the Company setting forth in reasonable detail the calculation of the amount of such prepayment and (b) (other than in connection with a mandatory prepayment under Section 2.05(b)(i)) at least three (3) Business Days’ prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid.

2.06 Termination or Reduction of Commitments.

(a) Optional. (i) The Company may, upon notice to the Administrative Agent, terminate the U.S. Revolving Credit Facility, or from time to time permanently reduce the U.S. Revolving Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce the U.S. Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total U.S. Revolving Credit Outstandings would exceed the Revolving Credit Facility.

(ii) The Company may, upon notice to the Administrative Agent, terminate the Multicurrency Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternative Currency Sublimit, or from time to time permanently reduce the Multicurrency Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit, the Alternative Currency Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Multicurrency Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Multicurrency Revolving Credit Outstandings, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit would exceed the Multicurrency Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit, or (D) the Alternative Currency Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Multicurrency Revolving Credit Loans denominated in an Alternative Currency would exceed the Alternative Currency Sublimit. Subject to subclauses (B) and (D) above, the amount of any such reductions shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company.

(b) Mandatory. (i) [Reserved].

(ii) Except as otherwise provided in Section 6.11, the aggregate Term A-1 Commitments shall be automatically and permanently reduced to zero on the earlier of (x) the Termination Date and (y) the date on which all of the Certain Funds Purposes have been achieved.

(iii) If after giving effect to any reduction or termination of Multicurrency Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Multicurrency Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced, by the amount of such excess.

(iv) The Term A-1 Commitments shall be automatically and permanently reduced in an amount equal to 100% of the committed amount of any (i) credit facility or (ii) private placement note purchase agreement made available to a member of the Consolidated Group that is (x) subject to conditions precedent to funding of the loans or purchasing the notes thereunder that are, in respect of certainty of funding, not more restrictive than the conditions set forth in this Agreement, (y) subject to restrictions on assignments of loans or private placement notes thereunder not more restrictive than those set forth in this Agreement and (z) entered into with financial institutions that are either (A) Lenders or an Affiliate or Approved Fund of the Lenders, (B) lenders approved by the Company on or prior to the Restatement Date or (C) approved by the Company (each such term facility or private placement agreement, a “Qualifying Committed Facility”) (such reduction to occur upon the effectiveness of definitive documentation for such Qualifying Committed Facility).

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitments under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the applicable Revolving Credit Commitment of each applicable Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such applicable reduction amount. All fees in respect of any Revolving Credit Facility accrued until the effective date of any termination of any Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term A Loans. The Company shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans in 20 consecutive installments of $12,375,000 each on the last Business Day of each March, June, September and December, beginning with the first full fiscal quarter to occur after the Restatement Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 or reduction of Term A Commitments in accordance with Section 2.06); provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(b) Term B Loans. The Existing Credit Agreement required that the Company repay to the Term B Lenders the aggregate principal amount of all Term B Loans in 28 consecutive installments or $2,062,500 each, on the last Business Day of each March, June, September and December (which amounts could be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 of the Existing Agreement). As a result of prepayments of the Term B Loans made prior to the Restatement Date and the application of such prepayments in the manner set forth in Section 2.05 of the Existing Credit Agreement, there are no scheduled installments of principal payable on the Term B Loans prior to the Maturity Date for the Term B Facility and the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(c) Term A-1 Loans. New HoldCo (and, if any applicable Lux Borrower has borrowed Term A-1 Loans, such applicable Lux Borrower) shall repay (jointly and severally, if applicable) to the Term A-1 Lenders the aggregate principal amount of all Term A-1 Loans in consecutive installments on the last Business Day of each March, June, September and December, beginning on the Initial Term A-1 Amortization Date, in an amount equal to 1.25% of the outstanding principal amount of the Term A-1 Loans on the last day of the Availability Period; provided, however, that the final principal repayment installment of the Term A-1 Loans shall be repaid on the Maturity Date for the Term A-1 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Loans outstanding on such date.

(d) Revolving Credit Loans. Each Borrower shall repay to the Multicurrency Revolving Credit Lenders on the Maturity Date for the Multicurrency Revolving Credit Facility the aggregate principal amount of all Multicurrency Revolving Credit Loans made to such Borrower outstanding on such date. Each Borrower shall repay to the U.S. Revolving Credit Lenders on the Maturity Date for the U.S. Revolving Credit Facility the aggregate principal amount of all U.S. Revolving Credit Loans made to such Borrower outstanding on such date.

(e) Swing Line Loans. Each applicable Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Multicurrency Revolving Credit Facility.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for such Facility plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Multicurrency Revolving Credit Facility.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

In addition to certain fees described in Sections 2.03(h) and 2.03(i):

(a) Commitment Fee. (i) The Company shall pay to the Administrative Agent for the account of each U.S. Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Fee Rate times the actual daily amount by which the U.S. Revolving Credit Facility exceeds the Outstanding Amount of U.S. Revolving Credit Loans, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the Availability Period for the U.S. Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(ii) The Company shall pay to the Administrative Agent for the account of each Multicurrency Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Fee Rate times the actual daily amount by which the Multicurrency Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Multicurrency Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the Commitment Fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the Availability Period for the Multicurrency Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(iii) New HoldCo shall pay to the Administrative Agent for the account of each Term A-1 Lender in accordance with its Applicable Term A-1 Percentage, a commitment fee in Dollars equal to 0.50% times the actual daily amount by which the Term A-1 Facility exceeds the Outstanding Amount of Term A-1 Loans. The commitment fee shall accrue at all times beginning on August 1, 2015, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after August 1, 2015 and on the last day of the Availability Period for the Term A-1 Facility. The commitment fee shall be calculated quarterly in arrears.

(iv) For the avoidance of doubt, with respect to the definition of “Mandatory Cancellation Event” and the ability thereunder for the Company to provide notices and issue documents to facilitate a switch from a Scheme to a Takeover Offer and vice versa, the Commitments shall be deemed to be in effect until the end of the day on which the applicable notice or issuance is required but does not occur for the purposes of calculating any fees under this Agreement or any fee letters related hereto.

(b) Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year); provided that in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, such rate basis shall be in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrowers in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m. in the case of payments in Dollars or (ii) the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the appropriate L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the appropriate L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment (other than assignments permitted by Section 10.06) to the Company or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 Amend and Extend Transactions.

(a) The Company may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity or termination date of any tranche of Revolving Credit Commitments and/or Term Loans to the extended maturity or termination date specified in such notice. Such notice shall set forth (i) the amount of the applicable tranche of Revolving Credit Commitments and/or Term Loans to be extended (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000), (ii) the date on which such Extension is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such Extension request (or such longer or shorter periods as the Administrative Agent shall agree)) and (iii) identifying the relevant tranche of Revolving Credit Commitments and/or Term Loans to which the Extension request relates. Each Lender of the applicable tranche shall be offered (an “Extension Offer”) an opportunity, but shall be under no obligation, to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such tranche pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. If the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, offered to be extended by the Company pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments, as applicable, of Lenders of the applicable tranche accepting such Extension Offer shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer.

(b) It shall be a condition precedent to the effectiveness of any Extension that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Extension, (iii) each L/C Issuer and the Swing Line Lender shall have consented to any Extension of the Multicurrency Revolving Credit Commitments, to the extent that such extension provides for the issuance of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iv) the terms of such Extended Revolving Commitments and Extended Term Loans shall comply with Section 2.14(c).

(c) The terms of each Extension shall be determined by the Company and the applicable extending Lender and set forth in an Additional Credit Extension Amendment; provided that (i) the final maturity date of any Extended Term Loan or Extended Revolving Commitment shall be no earlier than the maturity or termination date of the tranche of Term Loans or Revolving Credit Commitments being extended, (ii)(A) there shall be no scheduled amortization of the Extended Revolving Commitments and (B) the weighted average life to maturity of the Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the tranche of Term Loans being extended, (iii) the Extended Revolving Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the Revolving Credit Loans and the Term Loans and none of the obligors or guarantors with respect thereto shall be a Person that is not a Loan Party, (iv) the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Term Loans or Extended Revolving Commitments (and the Extended Revolving Loans thereunder) shall be determined by the Company and the Lenders providing such Extended Term Loans or Extended Revolving Commitments, as applicable, and (v) to the extent the terms of the Extended Term Loans or the Extended Revolving Commitments are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d) In connection with any Extension, the Borrowers, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the terms of any such Extension, including any amendments necessary to establish Extended Term Loans or Extended Revolving Commitments as a new tranche of Term Loans or Revolving Credit Commitments, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new tranche (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of participation in Letters of Credit or Swing Line Loans upon the expiration or termination of the commitments under any tranche), in each case on terms not inconsistent with this Section 2.14).

2.15 Increase in Commitments. (a) Company Request. The Company or, following the Inversion, New Holdco, may at any time and from time to time by written notice to the Administrative Agent elect to request the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment”), for so long as the Aggregate Incremental Amount does not exceed the Incremental Cap. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Company or New Holdco, as the case may be, proposes that the Incremental Term Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Company or New Holdco, as the case may be, proposes any portion of such Incremental Term Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Term Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Commitment. Each Incremental Term Commitment shall be in an aggregate amount of $10,000,000 or any whole multiple of $500,000 in excess thereof (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Term Commitments set forth in above).

(b) Conditions. The Incremental Term Commitments shall become effective as of the Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 4.03 shall be satisfied;

(ii) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15(b), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01;

(iv) on a pro forma basis, the Reporting Company shall be in compliance with each of the covenants set forth in Section 7.11 as of the end of the latest fiscal quarter for which internal financial statements are available;

(v) [Reserved]; and

(vi) the Company or New Holdco, as the case may be, shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Restatement Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(c) Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Incremental Term Commitments shall be as follows:

(i) (A) terms and provisions of Incremental Term Loans which are tranche A term loans (“Incremental Term A Loans”) shall be, except as otherwise set forth herein or in the Increase Joinder, substantially similar to the Term A Loans (it being understood that Incremental Term A Loans may be a part of the Term A Loans) and (B) terms and provisions of Incremental Term Loans which are tranche B term loans (“Incremental Term B Loans”) shall be, except as otherwise set forth herein or in the Increase Joinder, substantially similar to the Term B Loans (it being understood that Incremental Term B Loans may be a part of the Term B Loans) and to the extent that the terms and provisions of Incremental Term A Loans are not substantially similar to the Term A Loans or provisions of Incremental Term B Loans are not substantially similar to the Term B Loans (except to the extent permitted by clause (iii), (iv) or (v) below) they shall be reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii), (iv) and (v) below;

(ii) [Reserved];

(iii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing tranche of Term Loans;

(iv) the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the then Latest Maturity Date; and

(v) the Applicable Rate for Incremental Term Loans shall be determined by the Company or New Holdco, as the case may be, and the Lenders of the Incremental Term Loans.

The Incremental Term Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Company, the Administrative Agent and each Lender making such Incremental Term Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 10.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.15. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans that are Term Loans made pursuant to this Agreement. This Section 2.15 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary. Incremental Term Commitments may be provided by existing Lenders or new Lenders or a combination thereof, as determined by the Company and the Administrative Agent.

(d) [Reserved].

(e) Making of New Term Loans. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to the Company in an amount equal to its new Commitment.

(f) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Term Loans or any such new Commitments.

2.16 Cash Collateral.

(a) Certain Credit Support Events. If (i) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (ii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iii) there shall exist a Defaulting Lender and following any reallocation of Applicable Percentages pursuant to Section 2.17(a)(iv) all Fronting Exposure of the L/C Issuers and such L/C Borrowing has not been eliminated, the Company shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or an L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the Case of Cash Collateral provided pursuant to clause (ii) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse such L/C Issuer.

(b) Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.04, 2.05, 2.06, 2.17 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the appropriate L/C Issuers that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lender”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender under the Multicurrency Revolving Credit Facility shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender under the Multicurrency Revolving Credit Facility that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuers and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders under the Multicurrency Revolving Credit Facility in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in

Section 4.03 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender under the Multicurrency Revolving Credit Facility to exceed such Non-Defaulting Lender’s Commitment under the Multicurrency Revolving Credit Facility. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders under the applicable Revolving Credit Facility or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans under such Revolving Credit Facility to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18 Designated Borrowers.

(a) Effective as of the Restatement Date, each of Enterprises and ARRIS Technology, Inc. shall be a “Designated Borrower” hereunder and may receive Revolving Credit Loans for its account on the terms and conditions set forth in this Agreement.

(b) The Reporting Company may at any time, upon not less than 10 Business Days’ notice from the Reporting Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate (x) any additional Subsidiary of the Reporting Company (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans under a Revolving Credit Facility hereunder and (y) any applicable Lux Borrower as a Designated Borrower to receive Term A-1 Loans (on a joint and several basis with New HoldCo) under the Term A-1 Facility, in each case by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit K-1 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower or Lux Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. Promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit K-2 (a “Designated Borrower Notice”) to the Reporting Company and the Lenders specifying the effective date upon which the Applicant Borrower or Lux Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans under the applicable Revolving Credit Facility or Term A-1 Loans under the Term A-1 Facility, as applicable, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

Notwithstanding the foregoing, no Subsidiary of the Reporting Company that becomes a Designated Borrower under a Revolving Credit Facility after the Restatement Date that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia may borrow or maintain Loans if any Revolving Credit Lender under such Revolving Credit Facility has notified the Administrative Agent (which notice has not been withdrawn) that (i) such Lender has determined in good faith that such Lender cannot make or maintain Loans to such Designated Borrower without (x) adverse tax or legal consequences (unless such consequences only involve the payment of money, in which case such Designated Borrower may borrow and maintain Loans if it agrees to pay such Lender such amounts as such Lender determines in good faith are necessary to compensate such Lender for such consequences) or (y) violating (or raising a substantial question as to whether such Lender would violate) any applicable law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), (ii) such Lender cannot or has not determined that it is lawful to do so, (iii) such Lender is required or has determined that it is prudent to register or file in the jurisdiction of formation or organization of such Subsidiary and it does not wish to do so or (iv) such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located.

(c) The Obligations of the Reporting Company and each Designated Borrower that is (i) a Domestic Subsidiary or (ii) a Foreign Subsidiary that is not a CFC or a Subsidiary of a CFC shall be joint and several in nature. The Obligations of all Designated Borrowers that are a CFC or the Subsidiary of a CFC shall be several in nature.

(d) Each Subsidiary of the Reporting Company that is or becomes a “Designated Borrower” pursuant to this Section 2.18 hereby irrevocably appoints each of the Company and the Reporting Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Reporting Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Reporting Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(e) The Reporting Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.19 Credit Agreement Refinancing Facilities.

(a) The Company may, by written notice to the Administrative Agent from time to time, request (x) Replacement Revolving Commitments to replace all or a portion of any existing Revolving Credit Commitments under a Facility (the “Replaced Revolving Commitments”) in an aggregate amount not to exceed the aggregate amount of the Replaced Revolving Commitments plus any accrued interest, fees, costs and expenses related thereto and (y) Refinancing Term Loans to refinance all or a portion of any existing Term Loans under a Facility (the “Refinanced Term Loans”) in an aggregate principal amount not to exceed the aggregate principal amount of the Refinanced Term Loans plus any accrued interest, fees, costs and expenses related thereto (including any original issue discount or upfront fees). Such notice shall set forth (i) the amount of the applicable Credit Agreement Refinancing Facility (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000), (ii) the date on which the applicable Credit Agreement Refinancing Facility is to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (or such longer or shorter periods as the Administrative Agent shall agree)) and (iii) whether such Credit Agreement Refinancing Facilities are Replacement Revolving Commitments or Refinancing Term Loans. The Company may seek Credit Agreement Refinancing Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any additional Lender.

(b) It shall be a condition precedent to the effectiveness of any Credit Agreement Refinancing Facility and the incurrence of any Refinancing Term Loans that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Credit Agreement Refinancing Facility or the incurrence of such Refinancing Term Loans, as applicable, (ii) the representations and warranties set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date such Credit Agreement Refinancing Facility becomes effective and the Refinancing Term Loans are made; (iii) the terms of the Credit Agreement Refinancing Facility shall comply with Section 2.19(c) and (iv) (x) substantially concurrently with the incurrence of any such Refinancing Term Loans, 100% of the proceeds thereof shall be applied to repay the Refinanced Term Loans (including accrued interest, fees and premiums (if any) payable in connection therewith) and (y) substantially concurrently with the effectiveness of such Replacement Revolving Credit Commitments, all or an equivalent portion of the Revolving Credit Commitments under the applicable Facility in effect immediately prior to such effectiveness shall be terminated, and all or an equivalent portion of the Revolving Credit Loans then outstanding under such Facility, together with interest thereon and all other amounts accrued for the benefit of the Revolving Credit Lenders under such Facility, shall be repaid or paid.

(c) The terms of any Credit Agreement Refinancing Facility shall be determined by the Company, the Administrative Agent and the applicable Credit Agreement Refinancing Facility Lenders and set forth in an Additional Credit Extension Amendment; provided that (i) the final maturity date of any Refinancing Term Loans or Replacement Revolving Commitments shall not be earlier than the maturity or termination date of the applicable Refinanced Term Loans or Replaced Revolving Commitments, respectively, (ii) (A) there shall be no scheduled amortization of the Replacement Revolving Commitments and (B) the weighted average life to maturity of the Refinancing Term Loans shall be no shorter than the remaining weighted average life to maturity of the Refinanced Term Loans, (iii) the Credit Agreement Refinancing Facilities will rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans and none of the obligors or guarantors with respect thereto shall be a Person that is not a Loan Party, (iv) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to the Credit Agreement Refinancing Facilities shall be determined by the Company and the applicable Credit Agreement Refinancing Facility Lenders and (v) to the extent the terms of the Credit Agreement Refinancing Facilities are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d) In connection with any Credit Agreement Refinancing Facility pursuant to this Section 2.19, the Borrowers, the Administrative Agent and each applicable Credit Agreement Refinancing Facility Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Credit Agreement Refinancing Facilities. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Additional Credit Extension Amendment. Any Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.19, including any amendments necessary to establish the applicable Credit Agreement Refinancing Facility as a new tranche of Term Loans or Revolving Credit Commitments (as applicable) and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such tranches (including to preserve the pro rata treatment of the refinanced and non-refinanced tranches and to provide for the reallocation of participation in outstanding Letters of Credit and Swing Line Loans upon the expiration or termination of the commitments under any tranche), in each case on terms consistent with this Section 2.19. Upon effectiveness of any Replacement Revolving Commitments pursuant to this Section 2.19, each Revolving Credit Lender with a Revolving Credit Commitment under the Replacement Revolving Commitment immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each applicable Replacement Revolving Lender, and each such Replacement Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such existing Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Credit Lender (including each such Replacement Revolving Lender) under the Applicable Revolving Credit Facility will equal its Applicable Percentage with respect to the Revolving Credit Loans under such Revolving Credit Facility. If, on the date of such effectiveness, there are any Revolving Credit Loans outstanding under Replacement Revolving Commitment, such Revolving Credit Loans shall upon the effectiveness of such Replacement Revolving Commitment be prepaid from the proceeds of additional Revolving Credit Loans made under such Replacement Revolving Loans so that Revolving Credit Loans are thereafter held by the Revolving Credit Lenders (including each Replacement Revolving Lender) according to their Applicable Percentage under the Applicable Revolving Credit Facility, which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Revolving Credit Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, where appropriate, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required, where appropriate, based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iv) A payment made by a UK Loan Party shall not be increased under paragraph (iii)(C) above by reason of a UK Tax Deduction, if on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without such withholding or deduction if the Lender had been a UK Qualifying Lender but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date on which it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant Governmental Authority; or

(B) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 ITA which relates to the payment and that Lender has received from the Loan Party making the payment or from the Company a certified copy of that Direction; and

(B) the payment could have been made to the Lender without any withholding or deduction if that Direction had not been made; or

(C) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A) the relevant Lender has not given a UK Tax Confirmation to the Company or the relevant Loan Party; and

(B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the Company or the relevant Loan Party, on the basis that the UK Tax Confirmation would have enabled the Company or the relevant Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 ITA; or

(D) the relevant Lender is a UK Treaty Lender and the UK Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under subsection (g)(a), (b) or (c) below.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications. (i) Without duplication of additional amounts paid pursuant to Section 3.01(a), each Borrower shall, and does hereby, jointly and severally (but only U.S. Borrowers with respect to the Obligations of any U.S. Borrower (in its capacity as a Borrower) and only UK Borrowers with respect to obligations of any UK Borrower (in its capacity as a Borrower)), indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, (other than, in respect of a UK Tax Deduction, where such a UK Tax Deduction would have been compensated for under subsection 3.01(a)(iii)(C) above but was not so compensated solely because of one of the exclusions in subsection 3.01(a)(iv) above) whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Taxes attributable to such Lender or L/C Issuer (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by any Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.

(e) Status of Lenders Tax Documents

(i) Save as provided below, any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(iii)(A), (iii)(B) and (iii)(A) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. This subsection 3.01(e)(i) shall not apply in respect of payments made by a UK Loan Party under any Loan Document.

(ii) if a payment made to a Lender under any Loan Document would be subject to a FATCA Deduction if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the

Administrative Agent such documentation prescribed by FATCA (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection 3.01(e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter pursuant to applicable law or upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter pursuant to applicable law or upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the

Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter pursuant to applicable law or upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

(iv) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) UK Qualifying Lender Status Confirmation.

(a) Each Lender which becomes a party to this Agreement and makes a Loan to or is an L/C Issuer in respect of a UK Loan Party after the date of this Agreement shall indicate in the documentation it executes on becoming a Party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in for the purposes of that Loan;

(i) not a UK Qualifying Lender;

(ii) a UK Qualifying Lender (other than a UK Treaty Lender); or

(iii) a UK Treaty Lender.

(b) If a Lender which becomes a party to this Agreement after the date of this Agreement fails to indicate its status in accordance with this Clause 3.01(f) then such Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Company. For the avoidance of doubt, any document pursuant to which a Lender becomes party to this Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 3.01(f).

(c) A UK Non-Bank Lender shall promptly notify the Company if there is any change in the position from that set out in its UK Tax Confirmation.

(g) UK Treaty Lenders.

(a) Subject to paragraph (b) below, a UK Treaty Lender and each UK Loan Party which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without any UK Tax Deduction.

(b) A UK Treaty Lender that holds a DTTP Passport and which wishes the DTTP Scheme to apply to this Agreement shall confirm its scheme reference number and its jurisdiction of tax residence in writing to the Company or the relevant UK Loan Party and, having done so, that UK Treaty Lender shall be under no obligation pursuant to paragraph (a) above.

(c) If a UK Treaty Lender has confirmed its DTTP scheme reference number and its jurisdiction of tax residence in accordance with paragraph (b) above and a UK Loan Party making a payment to that Lender:

(i) has not made a DTTP Filing in respect of that UK Treaty Lender; or

(ii) has made a DTTP Filing in respect of that UK Treaty Lender but (i) the DTTP Filing has been rejected by HM Revenue & Customs or (ii) HM Revenue & Customs have not given the UK Loan Party authority to make payments to that UK Treaty Lender without a UK Tax Deduction within 60 days of the date of the DTTP Filing and, in each case, the UK Loan Party has notified the UK Treaty Lender in writing, the UK Treaty Lender and the UK Loan Party shall co-operate in completing any additional procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without a UK Tax Deduction.

(d) If a UK Treaty Lender has not confirmed its DTTP Scheme reference number and jurisdiction of tax residence in accordance with paragraph (b) above, no Loan Party shall make a DTTP Filing or file any other form relating to the DTTP Scheme in respect of that UK Treaty Lender’s Commitment or participation in any Loan or Letter of Credit unless the UK Treaty Lender otherwise agrees.

(e) A UK Loan Party shall, promptly on making a DTTP Filing, deliver a copy of that DTTP Filing to the Administrative Agent for delivery to the relevant UK Treaty Lender.

(h) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund or offset of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund or offset of any Taxes as to which it has been indemnified by a Borrower or with respect to which a Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund or offset (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund or offset), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund or offset to such Governmental Authority. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(i) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Date, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) any Loans or other indebtedness under this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or, in the case of Eurocurrency Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable interbank eurodollar market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the

Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves of Eurocurrency Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein, including any change in Mandatory Costs;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated

Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurocurrency Rate Loans. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13 or Section 2.19;

excluding the loss of the Applicable Margin but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

For the avoidance of doubt, this Section 3.05 shall not apply to Taxes.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), or if a Revolving Credit Lender has objected to the designation of a Subsidiary as a Designated Borrower, the Company may replace such Lender in accordance with Section 10.13.

3.07 Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

3.08 VAT. Notwithstanding anything in Article III to the contrary:

(a) All amounts expressed to be payable under a Loan Document by any Party to a Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Lender to any Party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that Party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to that Party).

(b) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c) Where a Loan Document requires any Party to reimburse or indemnify a Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d) Any reference in this Section 3.08 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the Person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC or as implemented by a European Member State, or equivalent provisions in any other jurisdiction).

(e) In relation to any supply made by a Lender to any Party under a Loan Document, if reasonably requested by such Lender, that Party must promptly provide such Lender with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions to the Restatement Date.

This Agreement shall become effective as of the Restatement Date when, and only when, each of the following conditions precedent has been satisfied by the Borrowers or waived by the Administrative Agent:

(a) the Administrative Agent’s receipt of originals or telecopies or electronic copies (followed promptly by originals) unless otherwise specified of counterparts of this Agreement duly executed and delivered by (i) the Borrowers, (ii) the Required Lenders, (iii) each Term A Lender, (iv) each Term A-1 Lender, (v) each U.S. Revolving Credit Lender and (vi) each Multicurrency Revolving Credit Lender;

(b) the representations and warranties set forth in Sections 5.01 through 5.23 shall be true and correct, or, if a representation does not include a materiality qualifier, true and correct in all material respects;

(c) the Administrative Agent’s receipt, at least one Business Day prior to the Restatement Date, of all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case to the extent requested by the Administrative Agent in writing at least two Business Days prior to the Restatement Date;

(d) the Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Date) and each in form and substance satisfactory to the Administrative Agent:

(i) the Guarantee Agreement, duly executed by a Responsible Officer of each Guarantor (other than GI Realty Trust 1996); and

(ii) the Company Collateral Agreement, duly executed by the Company and each of its Subsidiaries which is a Loan Party, together with:

(A) to the extent not delivered pursuant to the Existing Credit Agreement, certificates and instruments to the extent required to be delivered pursuant to the Company Collateral Agreement accompanied by undated stock powers or instruments of transfer executed in blank,

(B) to the extent not filed pursuant to the Existing Credit Agreement, proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Company Collateral Agreement, covering the Collateral described in the Company Collateral Agreement,

(C) a Perfection Certificate, in substantially the form of Exhibit I, duly executed by each of the Loan Parties, and

(D) evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Company Collateral Agreement has been taken;

(iii) a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the Company Collateral Agreement and to the extent applicable), duly executed by the Company and each of its Subsidiaries which is a Loan Party which owns Collateral of the type subject to any applicable Intellectual Property Security Agreement, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(v) good standing certificates for each Domestic Loan Party as of a recent date in its state of organization or formation;

(vi) a favorable opinion of Troutman Sanders LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit J-1 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vii) a favorable opinion of Simpson Thacher & Bartlett LLP and Macfarlanes LLP, special English counsels to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent;

(viii) a certificate signed by a Responsible Officer of the Reporting Company certifying that the condition specified in Section 4.01(b) has been satisfied;

(ix) a certificate attesting to the Solvency of the Reporting Company and its Subsidiaries on a consolidated basis, from its chief financial officer, substantially in the form of Exhibit M; and

(x) the New HoldCo Debenture (together with all notices and other documents of title required to be delivered under the New HoldCo Debenture and, if applicable, executed by New HoldCo), substantially in the form of Exhibit G-3;

(e) unless waived by the Administrative Agent, the Reporting Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoices prior to or on the Restatement Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Reporting Company and the Administrative Agent);

(f) the Borrowers shall have paid all unpaid interest on the Loans, all unpaid letter of credit fees and all unpaid commitment fees, in each case accrued under the Existing Credit Agreement through the Restatement Date, and the Term A Loans, the U.S. Revolving Credit Loans and Multicurrency Revolving Credit Loans under the Existing Credit Agreement shall be refinanced on the Restatement Date;

(g) the Administrative Agent shall have received evidence satisfactory to it that the Interim Credit Agreement shall be terminated substantially concurrently with the satisfaction of the conditions set forth in this Section 4.01; and

(h) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Horsham Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Reporting Company and each Loan Party relating thereto).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.

4.02 Conditions to Credit Extensions under the Term A-1 Facility on the Pace Acquisition Date.

The obligation of each Lender to honor any Request for Credit Extension under the Term A-1 Facility on the Pace Acquisition Date is subject to the following conditions precedent:

(a) The Restatement Date shall have occurred.

(b) If the Pace Acquisition is effected by way of a Scheme, the Administrative Agent (or its counsel) shall have received:

(i) a certificate of the Company signed by duly authorized officer or director certifying: (1) the date on which the Scheme Circular was posted to the shareholders of Pace; (2) the date on which the Court has sanctioned the Scheme and that the Company has duly delivered a copy of the Court order approving the Scheme to the Registrar of Companies; (3) as to the satisfaction of each condition set forth in clauses (d), (e) (to the extent relating to the Scheme) and (f) below; and (4) each copy of the documents specified in paragraph (ii) below is correct and complete and has not been amended or superseded on or prior to the Pace Acquisition Date, except to the extent such changes thereto have been required pursuant to the City Code, required by the Panel or a court of competent jurisdiction or to the extent not prohibited by the Loan Documents; and

(ii) a copy of the Scheme Circular which complies with the requirements of Section 6.19(c).

(c) If the Pace Acquisition is effected by way of a Takeover Offer, the Administrative Agent (or its counsel) shall have received:

(i) a certificate of the Company signed by duly authorized officer or director certifying: (1) the date on which the Takeover Offer Document was posted to the shareholders of Pace; (2) as to the satisfaction of each condition set forth in clauses (d), (e) (to the extent relating to the Takeover Offer) and (f) below; (3) each copy of the documents specified in paragraph (ii) below is correct and complete and has not been amended or superseded on or prior to the Pace Acquisition Date, except to the extent such changes thereto have been required pursuant to the City Code or required by the Panel or are not prohibited by the Loan Documents and that the Takeover Offer has been declared unconditional in all respects without any material amendment, modification or waiver of the conditions of Takeover Offer or the Acceptance Condition except to the extent not prohibited by this Agreement; and

(ii) a copy of the Takeover Offer Document which complies with the requirements of Section 6.19(d); and

(d) On the Pace Acquisition Date (x) no Certain Funds Default is continuing or would result from the proposed Credit Extension and (y) all the Certain Funds Representations are true and correct or, if a Certain Funds Representation does not include a materiality concept, true and correct in all material respects.

(e) Where the Pace Acquisition is to be implemented by way of a Scheme, the Pace Acquisition shall have been, or substantially concurrently with the occurrence of the Pace Acquisition Date shall be, consummated in the case of the Pace Acquisition in all material respects in accordance with the terms and conditions of the Scheme Documents and the shares of New HoldCo to be issued to the Pace Shareholders pursuant to the terms of the Scheme have been issued; or, where the Pace Acquisition is to be implemented by way of a Takeover Offer, the Takeover Offer shall have become unconditional in accordance with the terms of the Offer Document and the shares of New HoldCo to be issued to the Pace shareholders pursuant to the terms of the Takeover Offer have been issued and as promptly as reasonably practicable thereafter the Company Merger shall be consummated, in each case, without giving effect to (and there shall not have been) any modifications, amendments, consents, requests or waivers by any Borrower (or its applicable affiliate) thereunder that are materially adverse to the interests of the Lenders, without the prior written consent of the Administrative Agent, except, in each case, to the extent such modifications, amendments, consents, requests or waivers have been required by the City Code, the Panel or a court of competent jurisdiction or are not prohibited by the Loan Documents; provided, however, that any increase in the Equity Interests of New HoldCo forming part of the Consideration shall not be deemed to be materially adverse to the interests of the Lenders.

(f) All fees and other amounts due and payable by the Company to the Arranger, the Administrative Agent and the Lenders under the Loan Documents shall have been paid, or substantially simultaneously shall be paid, to the extent invoiced at least three Business Days prior to the Pace Acquisition Date by the relevant person and to the extent such amounts are payable on or prior to the Pace Acquisition Date.

(g) With respect to the funding obligation of any Lender, it is not illegal for such Lender to make such Credit Extension hereunder and there is no injunction, restraining order or equivalent prohibition on any Lender making any such Credit Extension; provided that such Lender has used commercially reasonable efforts to make the Credit Extension through an Affiliate of such Lender not subject to such legal restriction and provided that the occurrence of such event in relation to one Lender shall not relieve any other Lender of its obligation hereunder.

(h) The Company Merger shall have been consummated in accordance with the Company Merger Agreement.

4.03 Conditions to All Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) In the case of any Request for Credit Extension for Certain Funds Purposes during the Certain Funds Period, (i) no Certain Funds Default is continuing or would result from the proposed Credit Extension, (ii) all the Certain Funds Representations are true and correct, or if a Certain Funds Representation does not include a materiality concept, true and correct in all material respects and (iii) the condition set forth in Section 4.02(g) is satisfied with respect to such Credit Extension.

(b) In the case of any other Request for Credit Extension, (i) the representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, as applicable, (ii) no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof and (iii) there is no injunction, restraining order or equivalent prohibition on any Lender making and such Credit Extension.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof to the extent such request is being made.

(d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.18 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.04 Actions by Lenders During the Certain Funds Period.

During the Certain Funds Period and notwithstanding (i) any provision to the contrary in the Loan Documents or otherwise or (ii) that any condition set out in Section 4.01 or 4.02 may subsequently be determined to not have been satisfied or any representation given was incorrect in any material respect, none of the Lenders nor the Administrative Agent shall, unless a Certain Funds Default has occurred and is continuing on the proposed Pace Acquisition Date or is outstanding at any time after the Pace Acquisition Date or would result from a proposed Credit Extension or a Certain Funds Representation remains incorrect or, if a Certain Funds Representation does not include a materiality concept, incorrect in any material respect be entitled to:

(i) cancel any of its Term A-1 Commitments (the “Certain Funds Commitments”; the Loans thereunder “Certain Funds Loans”), except as set forth in Section 2.06(b)(iv) above;

(ii) rescind, terminate or cancel the Loan Documents or the Certain Funds Commitments or exercise any similar right or remedy or make or enforce any claim under the Loan Documents it may have to the extent to do so would prevent, delay or limit the making of a Certain Funds Loan;

(iii) declare any Certain Funds Loan due and payable or payable on demand or require any prepayment;

(iv) prevent or limit the making of any Certain Funds Loan, whether by cancellation, rescission or termination of the Term A-1 Facility (but without prejudice to its rights under Section 4.02 or Section 4.03(a), as applicable);

(v) refuse to participate in the making of a Certain Funds Loan unless the conditions set forth in Section 4.02 or 4.03(a), as applicable, have not been satisfied;

(vi) exercise any right of set-off or counterclaim or similar right or remedy in respect of a Certain Funds Loan to the extent to do so would prevent, delay or limit the making of a Certain Funds Loan or prevent a Certain Funds Loan from remaining outstanding; or

(vii) cancel, accelerate or cause repayment or prepayment of any amounts owing under any Loan Document to the extent to do so would prevent, limit or delay the making of a Certain Funds Loan or prevent a Certain Funds Loan from remaining outstanding;

provided, that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Lenders and the Administrative Agent notwithstanding that they may not have been used or been available for use during the Certain Funds Period; provided, further that without limiting the conditions set forth in Section 4.02 above, failure by the Company to comply with the covenants set forth in Articles VI and VII prior to the Pace Acquisition Date shall not (except to the extent it constitutes a Certain Funds Default) constitute a breach of this Agreement with respect the Certain Funds Commitments and Certain Funds Loans and prior to the end of the Certain Funds Period the Administrative Agent and the Lenders shall have no rights or remedies with respect the Certain Funds Commitments and Certain Funds Loans other than with respect to a Certain Funds Default that is continuing on, or a breach of a Certain Funds Representation as of, the Pace Acquisition Date or at any time after the Pace Acquisition Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Administrative Agent and the Lenders that on the Restatement Date, on the Pace Acquisition Date (subject to the last paragraph of this Article V) and on the date of each Credit Extension, that:

5.01 Existence, Qualification and Power.

Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction (if the Pace Acquisition is consummated by a Scheme, when sanctioned by the Court), and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party of affecting such Person or the Properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject which could have a Material Adverse Effect; or (c) violate any Law applicable to such Loan Party, the violation of which could have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents.

Subject to the Reservations in relation to a Loan Document governed by the law of England and Wales, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required as a condition to the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect or will in the case of the New HoldCo Debenture or any other applicable Loan Document governed by the law of England and Wales be obtained within the time limit prescribed by applicable law, save as requested by the Panel, as directed by the Panel pursuant to the requirements of the City Code, anti-trust regulations, or as contemplated by the Scheme Documents or the Takeover Offer Documents (as the case may be).

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. Subject to the Reservations in relation to a Loan Document governed by the law of England and Wales or the laws of the Grand Duchy of Luxembourg, this Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements of the Company (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries, as of the date thereof required to be set forth therein in accordance with GAAP, including liabilities for Taxes, material commitments and Indebtedness.

(b) The Quarterly Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, subject to year-end adjustment and except for the omission of footnotes and as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries, as of the date thereof required to be set forth therein in accordance with GAAP, including liabilities for Taxes, material commitments and Indebtedness.

(c) Since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) [Reserved];

(e) The consolidated forecasted balance sheets, statements of income and cash flows of the Reporting Company and its Subsidiaries delivered to the Arranger prior to the Restatement Date or delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s best estimate of its future financial condition and performance.

5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Reporting Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Reporting Company or any of its Subsidiaries or against any of their properties or revenues that (a) challenge the execution, delivery or performance of this Agreement or any other Loan Document, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens; Investments; Security Interests. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries having a value of $1,000,000 or more, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c) Subject to the Reservations in relation to a Collateral Document governed by the law of England and Wales and to the Perfection Requirements and the Reservations in relation to a Collateral Document governed by the laws of the Grand Duchy of Luxembourg, the Collateral Documents are (or when executed and delivered will be) effective, upon attachment of the security interests thereunder, to create in favor of the Administrative Agent (for the benefit of the Secured Parties), a legal, valid and enforceable security interest in the Collateral and proceeds thereof. In the case of the Pledged Notes and Pledged Stock described in the Company Collateral Agreement, when notes or certificates representing such Pledged Notes and Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed undated stock power or endorsement), and in the case of the other Collateral described in the Company Collateral Agreement, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, the Company Collateral Agreement shall constitute, to the extent of the Pledged Notes or Pledged Stock so delivered or to the extent perfection can be achieved by the filing of a financing statement, a fully perfected security interest in all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral, Permitted Encumbrances).

5.09 Environmental Compliance. (a) None of the properties currently or, to the Loan Parties’ knowledge, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and to the knowledge of the Loan Parties and their Subsidiaries never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on, at or in any property currently owned or operated by any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and Hazardous Materials have not been Released on, at, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner, form or amount which could reasonably be expected to have a Material Adverse Effect.

(b) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law which could reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result in a Material Adverse Effect.

(c) The Loan Parties and their respective Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) to the extent within the control of the Loan Parties and their respective Subsidiaries, each of their Environmental Permits will be timely renewed and complied with, any additional Environmental permits that may be required of any of them will be timely obtained and complied with, without material expense, and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense, in each case except where the failure to so comply, hold, renew or maintain could not reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Reporting Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Reporting Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates; provided that the Reporting Company and its Subsidiaries may self-insure to the extent customary among companies engaged in similar businesses and operating in similar localities.

5.11 Taxes. (a) The Reporting Company and each of its Subsidiaries have timely filed all federal and all material state, the United Kingdom and other tax returns and reports required to be filed, and have timely paid all U.S. federal income taxes, all United Kingdom corporation tax and all material state and other Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or Taxes where the failure to pay could not reasonably be expected to have a Material Adverse Effect. There is no proposed material tax assessment or other claim against, and no material tax audit with respect to, the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(b) Under the laws of the jurisdictions of incorporation or organization of the Reporting Company and each of its Subsidiaries it is not necessary that any United Kingdom stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Loan Documents or the transactions contemplated by the Loan Documents, other than customary filing fees in relation to any Collateral Document governed by English law.

(c) Neither the Reporting Company nor any of its Subsidiaries is required to make any deduction for or on account of United Kingdom Tax from any payment it may make under any Loan Document to a Lender or L/C Issuer which is:

(a)

(i) a UK Qualifying Lender falling within paragraph (i)(A) of the definition of “UK Qualifying Lender”,

(ii) except where a Direction has been given under section 931 ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of “UK Qualifying Lender”,

(iii) falling within paragraph (ii) of the definition of “UK Qualifying Lender”, or

(b) a UK Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 of the United Kingdom (SI 1970/488).

5.12 ERISA Compliance. (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws except where any such failure to comply could not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service or the time to apply for such a letter has not yet expired. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Reporting Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Reporting Company nor with respect to any Pension Plan or Multiemployer Plan, any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor with respect to any Pension Plan any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Reporting Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums with respect to any Pension Plan, and there are no premium payments which have become due that are unpaid with respect to any Pension Plan; (iv) neither the Reporting Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no actuary or legal counsel for any Pension Plan has advised the Reporting Company or any ERISA Affiliate that an event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, in each case, except to the extent any of such events or occurrences described in the foregoing clauses (i) through (v), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d) Neither the Reporting Company or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than on the Restatement Date, those listed on Schedule 5.12(d) hereto.

(e) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party that is not subject to United States law (a “Foreign Plan”), in each case except as could not reasonably be expected to have a Material Adverse Effect:

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13 Subsidiaries; Equity Interests; Loan Parties. As of the Restatement Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Restatement Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Restatement Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.02(b)(vi) is a true and correct copy of each such document, each of which is valid and in full force and effect as of the Restatement Date.

5.14 Margin Regulations; Investment Company Act. No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets of the Reporting Company and its Subsidiaries on a consolidated basis subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

None of the Company, any Person Controlling the Reporting Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure.

The reports, financial statements, certificates and other information furnished (whether in writing or orally) by or on behalf of the Reporting Company or any Subsidiary to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the Restatement Date (in the case of the Information Memorandum) or at the time furnished (in the case of all other reports, financial statements, certificates or other information), when taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided that, with respect to projected financial information, the Reporting Company represents only that such information was prepared in good faith based upon reasonable assumptions.

5.16 Compliance with Laws.

Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc.

The Reporting Company and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedules 7(a) and 7(b) of the Perfection Certificate set forth a complete and accurate list of all such IP Rights owned or used by the Company and each of its Subsidiaries which are registered with any Governmental Authority as of the Restatement Date (as such schedules are supplemented pursuant to Section 6.02(f)). To the best knowledge of the Reporting Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon any rights held by any other Person which could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Solvency. The Reporting Company and its Subsidiaries, on a consolidated basis, are Solvent.

5.19 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Reporting Company or any of its Subsidiaries as of the Restatement Date. Neither the Reporting Company nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years which could reasonably be expected to have a Material Adverse Effect.

5.21 OFAC; PATRIOT Act.

(a) The Reporting Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Reporting Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Reporting Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Reporting Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Reporting Company being designated as a Sanctioned Person. None of (a) the Reporting Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Reporting Company, any agent of the Reporting Company or any Subsidiary that will act in any capacity in connection with or benefit from any credit facility established hereby, is a Sanctioned Person.

(b) No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(c) To the extent applicable, each of the Company and its Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act.

5.22 Use of Proceeds. The proceeds of the Loans shall be used for the purposes described in Section 6.11.

5.23 Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) Subject to the Reservations in relation to a Loan Party incorporated in England and Wales, the Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or in the case of the New HoldCo Debenture will be made within 21 days of the date of execution or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.24 Transaction Representations.

(a) The Company has delivered to the Administrative Agent a complete and correct copy of (i) the Scheme Documents (if and when issued) or, as the case may be, the Offer Documents (if and when issued) and (ii) the Company Merger Agreement. The release of the Offer Press Announcement and the posting of the Takeover Offer Documents if a Takeover Offer is pursued has been or will be, prior to their release or posting (as the case may be) duly authorized by New HoldCo. Each of the obligations of New HoldCo under the Takeover Offer Documents is or will be, when entered into and delivered, the legal, valid, binding and enforceable obligation of New HoldCo, in each case, except as may be limited by (i) the requirements or rulings of the Panel and (ii) the Reservations (as if applicable to the Takeover Offer Documents).

(b) The Offer Press Announcement and the Scheme Circular (in each case if and when issued) when taken as a whole: (i) except for the information that relates to Pace or the Pace Group, do not (or will not if and when issued) contain (to the best of its knowledge and belief (having taken all reasonable care to ensure that such is the case)) any statements which are not in accordance with the facts, or where appropriate, do not omit anything likely to affect the import of such information and (ii) contain all the material terms of the Scheme (except for any omission which is not reasonably likely to be materially adverse to the interest of the Lenders), except to the extent any provision of such documents is permitted to be waived, amended or varied by, or the extent that any such waiver, amendment or variation is not otherwise prohibited under Section 6.19.

(c) If the Pace Acquisition is effected by way of a Scheme, each of the Scheme Documents complies in all material respects with the UK Companies Act and the City Code, subject to any applicable waivers by or requirements of the Panel, except to the extent any provision of such documents is permitted to be waived, amended or varied by, or the extent that any such waiver, amendment or variation is not otherwise prohibited under Section 6.19 or to the extent not reasonably likely to be materially adverse to the interest of the Lenders.

(d) Immediately after the consummation of the Transactions to occur on the Pace Acquisition Date, including the making of each Loan to be made on the Pace Acquisition Date and the application of the proceeds of such Loan, (i) the fair value of the assets of New HoldCo and its Subsidiaries on a consolidated basis will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the assets of New HoldCo and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) New HoldCo and its Subsidiaries on a consolidated basis will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) New HoldCo and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted and is proposed to be conducted following the Pace Acquisition Date.

Notwithstanding anything else herein, the Company may elect by notice to the Administrative Agent not to make any representation and warranty in this Article V on the Pace Acquisition Date. In the event the Company makes such election, such representation and warranty shall not be required to be made on the Pace Acquisition Date and, following the funding of the Loans there shall exist an Event of Default pursuant to Section 8.01(d)(ii).

5.25 Luxembourg Specific Representations.

(a) To the extent that any Luxembourg Loan Party becomes a Loan Party, the head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Council Regulation (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings, as amended), the center of main interests (centre des intérêts principaux) of such Luxembourg Loan Party is located at the place of its registered office (siège statutaire) in Luxembourg.

(b) To the extent that any Luxembourg Loan Party becomes a Loan Party, such Luxembourg Loan Party does not carry out any activity in the financial sector on a professional basis (as referred to in the Luxembourg law dated 5 April 1993 on the financial sector, as amended from time to time) or any activity requiring the granting of a business license under the Luxembourg law dated 2 September 2011 governing the access to the professions of skilled craftsman, tradesman, manufacturer, as well as to certain liberal professions.

(c) To the extent that any Luxembourg Loan Party becomes a Loan Party, such Luxembourg Loan Party complies with all requirements of the Luxembourg law of 31 may 1999 on the domiciliation of companies, as amended, and all related regulations.

(d) To the extent that any Luxembourg Loan Party becomes a Loan Party, such Luxembourg Loan Party is not, and will not, as a result of its entry into the Loan Documents or the performance of its obligations thereunder, be in a state of cessation of payments (cessation des paiements), or be deemed to be in such state, and has not lost, and will not, as a result of its entry into the Loan Documents or the performance of its obligations thereunder, lose its creditworthiness (ébranlement de crédit), or be deemed to have lost such creditworthiness and is not aware, or may be not reasonably be aware, of such circumstances.

(e) To the extent that any Luxembourg Loan Party becomes a Loan Party, such Luxembourg Loan Party is in compliance with any reporting requirements applicable to it pursuant to the Central Bank of Luxembourg regulation 2011/8 or Regulation (EU) N°648/2012 of the European Parliament and of the Council dated 4 July 2012 on OTC derivatives, central counterparties and trade repositories.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Reporting Company (or, if earlier or later, the date required to be filed with the SEC) (commencing with the fiscal year ended December 31, 2015), a consolidated balance sheet of the Reporting Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Reporting Company (or, if earlier or later, the date required to be filed with the SEC) (commencing with the fiscal quarter ended March 31, 2015), a consolidated balance sheet of the Reporting Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Reporting Company’s fiscal year then ended, and the related consolidated statements of changes in comprehensive income and cash flows for the portion of the Reporting Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the

Reporting Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Reporting Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) within 30 days following a request by the Administrative Agent for any fiscal year (which request may be made once for each fiscal year), or, if later, 30 days after the end of such fiscal year, an annual business plan and budget of the Reporting Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, of consolidated balance sheets and statements of income or operations and cash flows of the Reporting Company and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal years in which the Maturity Date for the Term A-1 Facility occurs);

(d) [Reserved];

(e) [Reserved]; and

(f) any additional audited and unaudited financial statements received by the Reporting Company with respect to the Acquired Business or which the Reporting Company filed with the SEC or comparable Governmental Authority in connection with the Scheme of Arrangement and, if applicable, the Takeover Offer and any material information delivered to the Reporting Company by or on behalf of the Acquired Business pursuant to the Scheme of Arrangement and, if applicable, the Takeover Offer.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Reporting Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Reporting Company to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein. Upon the request of Administrative Agent, the Reporting Company shall cause its senior management to participate in a telephonic meeting with the Administrative Agent and the Lenders (with a question and answer period) after the delivery of financial statements pursuant to 6.01(a) and 6.01(b) above, to be held at such time as may be agreed to by the Reporting Company and the Administrative Agent.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:

(a) [Reserved];

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by Responsible Officer of the Reporting Company (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Reporting Company, and copies of all annual, regular, periodic and special reports and registration statements which the Reporting Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) as soon as available, but in any event within 30 days after the end of each fiscal year of the Company (i) a report supplementing Schedules 7(a) and 7(b) of the Perfection Certificate, setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to the Reporting Company or any Subsidiary thereof during such fiscal year and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by the Reporting Company or any Subsidiary thereof during such fiscal year and the status of each such application; and (ii) a report supplementing Schedule 5.13 containing a description of all changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete; each such report under this paragraph (f) to be signed by a Responsible Officer of the Reporting Company and to be in a form reasonably satisfactory to the Administrative Agent;

(g) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Reporting Company posts such documents, or provides a link thereto on the Reporting Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Reporting Company shall deliver paper copies of such documents to the Administrative Agent upon its request to the Reporting Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Reporting Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Reporting Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Reporting Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event that has resulted or could reasonably be expected to have a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) of the (i) occurrence of any Disposition of property or assets for which the Reporting Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) incurrence or issuance of any Indebtedness for which the Reporting Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) receipt of any Extraordinary Receipt for which the Reporting Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv); and

(f) of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to Section 6.03 (other than Section 6.03(e) or (f)) shall be accompanied by a statement of a Responsible Officer of the Reporting Company setting forth details of the occurrence referred to therein and stating what action the Reporting Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, (i) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; provided that neither the Reporting Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim (x) while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as the Reporting Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) or their equivalent in the relevant jurisdiction of the taxing authority with respect thereto or (y) if the failure to pay, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and, if applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Reporting Company and its Subsidiaries may consummate the Transaction and any other merger or consolidation permitted under Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies that are not Affiliates of the Reporting Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than 30 days’ prior notice (10 days’, in the case of non-payment of premium) to the Administrative Agent of termination, lapse or cancellation of such insurance, (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

(b) If any portion of any Horsham Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Reporting Company shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and maintain in effect and enforce policies and procedures designed to ensure compliance therewith by the Reporting Company and its Subsidiaries and their respective directors, officers and employees, including all applicable Sanctions.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Reporting Company or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Reporting Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Reporting Company (which shall not be less than two Business Days); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Reporting Company at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Term A Loans on the Restatement Date to refinance, amend and extend the Existing Term A Loans. Use the proceeds of the Term A-1 Loans (x) on or after the Pace Acquisition Date solely for Certain Funds Purposes and (y) after all Certain Funds Purposes have been satisfied or if the Pace Acquisition is terminated or abandoned by the Company, for general corporate purposes; provided that the amount of the Term A-1 Facility available for purposes described in clause (y) shall not exceed (i) $400,000,000 plus (ii) an additional amount (up to an additional $400,000,000 to the extent of availability) if such additional amount is used to refinance Indebtedness of the Reporting Company and its Subsidiaries. Use the proceeds of the Revolving Credit Loans and the Swing Line Loans on the Restatement Date to refinance, amend and extend Existing Multicurrency Loans and Existing U.S. Revolving Credit Loans and thereafter for general corporate purposes (including, but not limited to, to finance a portion of the Cash Consideration and to pay related fees and expenses).

6.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any Excluded Subsidiary) by any Loan Party, then the Reporting Company shall, at the Reporting Company’s expense:

(i) within 60 days after such formation or acquisition (or such longer period as the Administrative Agent shall approve), cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a supplement to the Guarantee Agreement (which supplement in the case of a Foreign Loan Party, may be subject to local law limitations in the jurisdictions in which such Foreign Loan Party is organized), guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) within 60 days after such formation or acquisition (or such longer period as the Administrative Agent shall approve), furnish to the Administrative Agent a description of the properties (other than Excluded Property) of such Subsidiary, in detail satisfactory to the Administrative Agent,

(iii) within 30 days after such formation or acquisition (or such longer period as the Administrative Agent shall approve), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent supplements to the Company Collateral Agreement, Perfection Certificate and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all certificates, if any, representing the Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.02(b)(ii) and Section 6.18(a), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties,

(iv) within 45 days after such formation or acquisition (or such longer period as the Administrative Agent shall approve), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the property (other than Excluded Property) purported to be subject to supplements to the Company Collateral Agreement and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties, and

(v) within 45 days after such formation or acquisition (or such longer period as the Administrative Agent shall approve), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent, or of counsel to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request.

(b) Upon the acquisition of any property by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties to the extent required by the Loan Documents, then the Reporting Company shall, at the Reporting Company’s expense:

(i) within 10 days after such acquisition (or such longer period as the Administrative Agent shall approve), furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

(ii) within 15 days after such acquisition (or such longer period as the Administrative Agent shall approve), cause the applicable Loan Party to duly execute and deliver to the Administrative Agent supplements to the Company Collateral Agreement and other security and pledge agreements (including instruments of the type specified in Section 6.18(a) as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(iii) within 30 days after such acquisition (or such longer period as the Administrative Agent shall approve), cause the applicable Loan Party to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties, and

(iv) within 30 days after such acquisition (or such longer period as the Administrative Agent may approve), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent, or of counsel to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request.

(c) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, supplements to the Company Collateral Agreement and the New HoldCo Debenture and other security and pledge agreements.

(d) Notwithstanding the foregoing:

(i) Excluded Property shall not constitute Collateral;

(ii) the Collateral provided by any Foreign Loan Party shall be subject to limitations imposed by local law of the jurisdiction in which such Foreign Loan Party is organized and shall be limited in scope to types of collateral available in such jurisdiction unless additional Collateral (other than Excluded Property) is requested by the Administrative Agent;

(iii) Guarantees from Foreign Loan Parties shall be subject to applicable maintenance of capital, corporate benefit, financial assistance and similar laws, rules and regulations;

(iv) notes evidencing intercompany loan obligations shall not be required to be delivered to the Administrative Agent pursuant to the Loan Documents except upon request of the Administrative Agent during an Event of Default (it being agreed that non-delivery prior to such request shall not impair perfection of a security interest in such notes and obligations by filing an “all assets” UCC financing statement or other method of perfection);

(v) the maximum amount payable by any Guarantor which is organized under the laws of the Grand Duchy of Luxembourg or which has its place of central administration in Luxembourg (a “Luxembourg Guarantor”), under any Guarantee shall be limited, at any time, to an aggregate amount (without duplication) not exceeding the greater of (A) ninety-five percent (95%) of such Luxembourg Guarantor’s net assets (capitaux propres) and its subordinated debt (dettes subordonnées) determined in accordance with article 34 of the Luxembourg law of 19 December 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies, as shown on the latest financial statements (comptes annuels) available at the date of this Agreement and approved by the shareholders of the applicable Luxembourg Guarantor and certified by the statutory or the independent auditor, and any (unaudited) interim financial statements signed by its board of managers (conseil de gérance) or board of directors (conseil d’administration), as the case may be and (B) ninety-five percent (95%) of such Luxembourg Guarantor’s net assets (capitaux propres) and its subordinated debt (dettes subordonnées) determined in accordance with article 34 of the Luxembourg law of 19 December 2002 on the register of Commerce and Companies, on accounting and on annual accounts of the companies, as shown on the latest financial statements (comptes annuels) available at the date of the relevant payment hereunder and approved by the shareholders of the applicable Luxembourg Guarantor and certified by the statutory or the independent auditor, and any (unaudited) interim financial statements signed by its board of managers (conseil de gérance) or board of directors (conseil d’administration), as the case may be;

(vi) should the financial information referred in subclauses (v)(A) and (v)(B) above not be available on the date the Guarantee is called, the relevant Luxembourg Guarantor’s net assets (capitaux propres) will be determined by the Administrative Agent or any other Person designated by the Administrative Agent, acting reasonably, in accordance with the Luxembourg accounting principles applicable to the relevant Luxembourg Guarantor and at the cost of such Luxembourg Guarantor;

(vii) the limitations set forth under subclauses (v)(A) and (v)(B) above shall not apply to any amounts borrowed under the Loan Documents and made available, in any form whatsoever, to the relevant Luxembourg Guarantor or any of its direct or indirect Subsidiaries; and

(viii) no Obligations will extend to include any obligation or liability and no security granted by a Luxembourg Guarantor will secure any Obligations, in each case, if to do so would be unlawful financial assistance in respect of the acquisition of shares in itself under Article 49-6 or would constitute a misuse of corporate assets (abus des biens sociaux) as defined at Article 171-1 of the Luxembourg Act on commercial companies of 10 August 1915, as amended.

(e) Notwithstanding the foregoing, no member of the Consolidated Group (other than the Company and its Subsidiaries, New HoldCo and its Domestic Subsidiaries which are direct or indirect owners of Equity Interests of the Company and any Lux Borrower) shall be required to comply with this Section 6.12 prior to the Certain Funds Termination Date. Within 60 days following the Certain Funds Termination Date, the Reporting Company shall cause each Subsidiary (other than Excluded Subsidiaries) to execute and deliver a guarantee agreement substantially in the form of the Guarantee Agreement with such changes as may be agreed by the Reporting Company and the Administrative Agent pursuant to which each such Subsidiary guarantees payment of the Obligations and to execute and deliver Collateral Documents and take actions to create and perfect Liens on Collateral (subject to the other provisions of this Section 6.12) and, in connection therewith, to deliver customary evidence of authority and legal opinions as reasonably requested by the Administrative Agent.

(f) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the Lenders agree that (i) the Administrative Agent shall be permitted, in circumstances where it reasonably determines that the cost of obtaining or perfecting a security interest in particular property (including the Equity Interests of Excluded Subsidiaries) is excessive in relation to the benefit afforded to the Lenders thereby, to exclude such property from the security creation and perfection requirements set forth herein or in any other Loan Document, (ii) the Administrative Agent may grant extensions of time for the creation of a security interest in or perfection of Liens on particular property or the joinder of a member of the Consolidated Group as a party to the Guarantee Agreement where it reasonably determines that such creation or perfection or joinder cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document and (iii) the obligations of the Loan Parties to create and perfect security interests in the Collateral shall be subject to the limitations in the Loan Documents.

6.13 Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties except where the failure to so obtain or renew could not reasonably be expected to have a Material Adverse Effect; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws; provided, however, that neither the Reporting Company nor any of its Subsidiaries shall be required to undertake any such investigation, study, sampling, testing cleanup, removal, remedial or other action to the extent that (a) its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (b) the failure to perform such obligations could not reasonably be expected to have a Material Adverse Effect.

6.14 Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or the Required Lenders through the Administrative Agent, take any action necessary or reasonably appropriate to carry out more effectively the purposes of the Loan Documents.

6.15 Information Regarding Collateral. Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than 10 days’ prior written notice (in the form of certificate signed by a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.

6.16 Minimum Unrestricted Cash. Hold Unrestricted Cash of at least $200,000,000 prior to the earlier to occur of (a) Pace Acquisition Date and (b) a Mandatory Cancellation Event.

6.17 Maintenance of Ratings.

In respect of the Company or the Reporting Company, for so long as any Term B Loans remain outstanding, use commercially reasonable efforts to (i) cause each Facility to be continuously rated (but not any specific rating) by Moody’s and S&P and (ii) maintain a public corporate rating (but not any specific rating) in respect of the Company or the Reporting Company from Moody’s and S&P.

6.18 Restatement Date Obligations.

(i) Within ninety (90) days after the Restatement Date, unless waived or extended in writing by the Administrative Agent in its reasonable discretion, with respect to the Horsham Property, the Borrower shall deliver or shall cause the applicable Loan Party to deliver, to the Administrative Agent, the following:

(a) a date down endorsement to the Mortgage Policy covering the Horsham Property which shall be in form and substance customary in the state in which the Horsham Property is located, shall be reasonably satisfactory to the Administrative Agent and reasonably assures the Administrative Agent as of the date of such endorsement that that the Horsham Property is free and clear of all Liens other than Permitted Encumbrances;

(b) with respect to the Horsham Property, such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the date down endorsement to the Mortgage Policy contemplated in subparagraph (a) of this Section 5 and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, recording fees and related charges required for the issuance of such endorsement to the Mortgage Policy and the recording of the Mortgage Amendment (as defined below);

(c) an executed amendment to the Mortgage covering the Horsham Property (the “Mortgage Amendment” and the existing Mortgage, as amended by such Mortgage Amendment, the “Horsham Mortgage”), in form and substance reasonably acceptable to the Administrative Agent, together with evidence of completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage Amendment as may be necessary to protect and preserve the Lien of the Mortgage; and

(d) an opinion addressed to the Administrative Agent and the Secured Parries, in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located.

(ii) On or before a date which is 60 days following the Restatement Date, provide to the Administrative Agent supplements to the Guarantee Agreement and the Company Collateral Agreement duly executed by a Responsible Officer of GI Realty Trust 1996 in form and substance reasonably satisfactory to the Administrative Agent, together with all such other resolutions, incumbency certificates, opinions of counsel and other documents or information with respect to such supplement as the Administrative Agent may reasonably request.

(iii) On or before a date which is 90 days (or such longer period as the Administrative Agent shall approve) following the Pace Acquisition Date (but in any event prior to any of the Initial Pace Parties entering into any Loan Document), provide to the Administrative Agent all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case relating to the Initial Pace Parties.

6.19 The Scheme and Related Matters.

The Company shall (or shall cause the applicable member of the Consolidated Group to):

(a) Provide evidence that a Scheme Circular or (if the Pace Acquisition is effected by way of a Takeover Offer) a Takeover Offer Document is issued and dispatched as soon as is reasonably practicable and in any event within 28 days (or such longer period as may be agreed with the Panel) after the issuance of the Offer Press Announcement, as applicable.

(b) Comply with the City Code (subject to any waivers or dispensations granted by the Panel) and all other applicable laws and regulations in relation to any Takeover Offer or Scheme where a failure to do so would be materially adverse to the interests of the Lenders or where the prior written consent of the Administrative Agent is given.

(c) Except as consented to by the Administrative Agent in writing, ensure that (i) if the Pace Acquisition is effected by way of a Scheme, the Scheme Circular corresponds in all material respects to the terms and conditions of the Scheme as contained in the Offer Press Announcement to which it relates or (ii) if the Pace Acquisition is effected by way of a Takeover Offer, the Takeover Offer Document corresponds in all material respects to the terms and conditions of the Takeover Offer as contained in the corresponding Offer Press Announcement, subject in the case of a Scheme to any variation required by the Court and in either such case to any variations required by the Panel or which are not materially adverse to the interests of the Lenders (or where the prior written consent of the Administrative Agent has been given).

(d) Ensure that the Scheme Documents or, if the Pace Acquisition is effected by way of a Takeover Offer, the Takeover Offer Document, provided to the Administrative Agent contain all the material terms and conditions of the Scheme or Takeover Offer, as at that date, as applicable.

(e) Not make or approve any increase in the Cash Consideration per Pace Share or make any acquisition of any Pace Share (including pursuant to a Takeover Offer) at a price that is higher than the price per Pace Share stated in the Original Press Release or Original Offer Press Announcement (as the case may be), unless such increase in price is not materially adverse to the interests of the Lenders (or where the prior written consent of the Administrative Agent has been given); provided, however, that any increase in the Equity Interest of New HoldCo forming part of the Consideration shall not be deemed to be materially adverse to the interests of the Lenders.

(f) Except as consented to by the Administrative Agent in writing, not amend or waive (i) any term of the Scheme Documents or the Takeover Offer Documents, as applicable, in a manner materially adverse to the interests of the Lenders from those in the Original Press Release or the Original Offer Press Announcement, as the case may be, (ii) if the Pace Acquisition is proceeding as a Takeover Offer, the Acceptance Condition, save for, in the case of clause (i), any amendment or waiver required by the Panel, the City Code, a court or any other applicable law, regulation or regulatory body or (iii) the Company Merger Agreement in a manner materially adverse to the interests of the Lenders.

(g) Not take any action which would require New HoldCo (or any other member of the Consolidated Group) to make a mandatory offer for the Pace Shares in accordance with Rule 9 of the City Code.

(h) Promptly provide the Administrative Agent with copies of each Scheme Document or Offer Document, as applicable, and such information as it may reasonably request and which is within the Company’s control including, in the case of a Takeover Offer, the current level of acceptances subject to any confidentiality, legal, regulatory or other restrictions relating to the supply of such information.

(i) Promptly deliver to the Administrative Agent the receiving agent certificate issued under Rule 10 of the City Code (where the Pace Acquisition is being effected by way of a Takeover Offer), any written agreement between the Company or its Affiliates and Pace to the extent material to the interests of the Lenders in relation to the consummation of the Acquisitions (in each case, upon such documents or agreements being entered into by a member of the Consolidated Group), and all other material announcements and documents published or delivered by New HoldCo pursuant to the Takeover Offer or Scheme (other than the cash confirmation) and all legally binding agreements entered into by New HoldCo in connection with a Takeover Offer or Scheme, in each case to the extent New HoldCo, acting reasonably, anticipates they will be material to the interests of the Lenders in connection with the Transactions, except to the extent it is prohibited by legal (including contractual) or regulatory obligations from doing so.

(j) In the event that a Scheme is switched to a Takeover Offer or vice versa (which New HoldCo shall be entitled to do on multiple occasions; provided that it complies with the terms of this Agreement), (i) within the applicable time periods provided in the definition of “Mandatory Cancellation Event,” procure that the Offer Press Announcement is issued, and (ii) except as consented to by the Administrative Agent in writing, ensure that (A) where the Pace Acquisition is then proceeding by way of a Takeover Offer, the terms and conditions contained in the Offer Document include the Acceptance Condition and (B) the conditions to be satisfied in connection with the Pace Acquisition and contained in the Offer Documents or the Scheme Documents (whichever is applicable) are otherwise consistent in all material respects with those contained in the Offer Documents or Scheme Documents (whichever applied to the immediately preceding manner in which it was proposed that the Pace Acquisition would be effected) (to the extent applicable for the legal form of a Takeover Offer or Scheme, as the case may be), in each case other than (i) in the case of clause (B), any changes permitted or required by the Panel, the City Code or the Court or that are required to reflect the change in legal form to a Takeover Offer or Scheme or (ii) changes that could have been made to the Scheme or a Takeover Offer in accordance with the relevant provisions of this Agreement or which reflect the requirements of the terms of this Agreement and the manner in which the Pace Acquisition may be effected, including without limitation, Section 4.02(e) and including changes to the price per Pace Share which are made in accordance with the relevant provisions of this Agreement or any other agreement between New HoldCo and/or the Company and the Administrative Agent.

(k) In the case of a Takeover Offer, (i) not declare the Takeover Offer unconditional as to acceptances until the Acceptance Condition has been satisfied and (ii) promptly upon New HoldCo acquiring Pace Shares which represent not less than 90% in nominal value of the Pace Shares to which the Takeover Offer relates, ensure that, within the time limits required under the UK Companies Act, notices under section 979 of the UK Companies Act in respect of Pace Shares that New HoldCo has not yet agreed to directly or indirectly acquire are issued.

(l) In the case of a Scheme, within 90 days after the Scheme Effective Date and, in relation to a Takeover Offer, within 90 days after the Pace Acquisition Date, procure that such action as is necessary is taken to de-list the Pace Shares from the Official List of the Financial Conduct Authority and to cancel trading in the Pace Shares on the main market for listed securities of the London Stock Exchange and as soon as reasonably practicable thereafter, and subject always to the UK Companies Act, use its reasonable endeavors to re-register Pace as a private limited company.

(m) In the case of a Scheme, upon the occurrence of the Scheme Effective Date New HoldCo shall own (directly or indirectly) 100% of the Pace Shares.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Reporting Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Restatement Date and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(e), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(e);

(c) Liens for taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) Liens such as banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution in the ordinary course of business;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(f) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) imperfections of title, statutory exceptions to title, restrictive covenants, rights of way, easements, servitudes, mineral interest reservations, municipal and zoning by-laws and ordinances or similar laws or rights reserved to or vested in any governmental office or agency to control or regulate the use of any real property, general real estate taxes and assessments not yet delinquent and other encumbrances on real property that (i) do not arise out of the incurrence of any Indebtedness for money borrowed and (ii) do not interfere with or impair in any material respect the operation, in the ordinary course of business, of the real property on which such Lien is imposed;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(j) Liens securing Indebtedness permitted under Section 7.02(g) in respect of obligations under Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k) Liens (i) on property of a Person existing at the time such Person is merged into or consolidated with the Reporting Company or any Subsidiary of the Reporting Company or becomes a Subsidiary of the Reporting Company; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Reporting Company or such Subsidiary or acquired by the Reporting Company or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(h) and (ii) Liens securing any Permitted Refinancing of the Indebtedness secured by the Liens described in clause (i) above;

(l) Liens of landlords or mortgages of landlords on fixtures, equipment and movable property located on premises leased by the Reporting Company or any Subsidiary in the ordinary course of business;

(m) Liens incurred and financing statements filed or recorded in each case with respect to property leased by the Reporting Company and its Subsidiaries in the ordinary course of business to the owners of such property which are operating leases; provided that such Lien does not extend to any other property of the Reporting Company and its Subsidiaries;

(n) deposits of cash or the issuance of a Letter of Credit made to secure liability to insurance carriers under insurance or self-insurance arrangements;

(o) Liens on existing and future cash or Cash Equivalents securing or supporting letters of credit or bank guaranties permitted by Section 7.02(i);

(p) Liens on property or assets of Foreign Subsidiaries securing indebtedness of Foreign Subsidiaries permitted by Section 7.02(p);

(q) Liens arising from the granting of a lease or license to enter into or use any asset of the Reporting Company or any Subsidiary of the Reporting Company to any Person in the ordinary course of business of the Company or any Subsidiary of the Reporting Company that does not interfere in any material respect with the use or application by the Reporting Company or any Subsidiary of the Reporting Company of the asset subject to such license in the business of the Reporting Company or such Subsidiary;

(r) Liens attaching solely to cash earnest money deposits made by the Reporting Company or any Subsidiary of the Reporting Company in connection with any letter of intent or purchase agreement entered into it in connection with an acquisition permitted hereunder;

(s) Liens arising from precautionary UCC financing statements (or analogous personal property security filings or registrations in other jurisdictions) regarding operating leases;

(t) Liens on insurance policies and proceeds thereof to secure premiums thereunder;

(u) Liens securing trade letters of credit and permitted by Section 7.02(l);

(v) Liens on assets that may be deemed to exist by reason of contractual provisions that restrict the ability of the Reporting Company or any of its Subsidiaries from granting or permitting to exist Liens on such assets to the extent such restrictions are permitted by Section 7.09;

(w) Liens in favor of the trustee under any indenture (as provided for therein) on money or property held or collected by the trustee thereunder in its capacity as such in connection with the defeasance or discharge of Indebtedness thereunder, so long as the payment of such money or property to such trustee or administrative agent would be permitted by the Loan Documents;

(x) Liens in favor of customs brokers or customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(y) Liens securing obligations under a Tax Incentive Transaction on the property subject thereto;

(z) Liens created under any agreement relating to the Disposition of assets permitted hereunder, provided that such Liens relate solely to the assets subject to such Disposition;

(aa) Liens securing Indebtedness permitted by Section 7.02(n);

(bb) Liens on the assets of Pace and its Subsidiaries existing on the Pace Acquisition Date provided that such Liens were not created in contemplation of the Pace Acquisition; and

(cc) additional Liens incurred by the Reporting Company and its Subsidiaries so long as, without duplication, the principal amount all Indebtedness (including any refinancings of such Indebtedness) and other obligations secured thereby do not exceed $100,000,000.

7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b) [Reserved];

(c) Indebtedness of a Subsidiary of the Reporting Company owed to the Reporting Company or a Subsidiary of the Company, which Indebtedness shall (i) be otherwise permitted under the provisions of Section 7.03 and (ii) if owed by a Loan Party to a Subsidiary that is not a Loan Party and if having an outstanding principal balance of $10,000,000 or more and, for all such Indebtedness, if having an aggregate outstanding principal balance of $50,000,000 or more, be subordinated to the Obligations (x) pursuant to a subordination agreement substantially consistent with Exhibit O or (y) otherwise in a manner reasonably satisfactory to the Administrative Agent;

(d) Indebtedness under the Loan Documents;

(e) Indebtedness outstanding on the Restatement Date and listed on Schedule 7.02 and any Permitted Refinancing thereof;

(f) Guarantees of the Reporting Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Reporting Company or any Subsidiary; provided that Guarantees by any Loan Parties of Indebtedness of any Subsidiaries that are not Loan Parties are Investments permitted by Section 7.03(c), (h), (i), (m) or (n);

(g) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $100,000,000;

(h) Indebtedness of any Person that becomes a Subsidiary of the Company after the date hereof in accordance with the terms of Section 7.03(i), which Indebtedness is existing at the time such Person becomes a Subsidiary of the Reporting Company (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Reporting Company); and any Permitted Refinancing thereof;

(i) Indebtedness in an aggregate principal amount of up to $25,000,000 consisting of letters of credit or bank guaranties issued to support the obligations of the Reporting Company or any Subsidiary incurred in the ordinary course of business;

(j) Indebtedness incurred to pay premiums for insurance policies maintained by the Reporting Company or any of its Subsidiaries in the ordinary course of business not exceeding in aggregate the amount of such unpaid premiums;

(k) Indebtedness in the form of any earnout or other similar contingent payment obligation incurred in connection with an acquisition permitted hereunder;

(l) Indebtedness arising in the ordinary course of business of any Loan Party or any of its Subsidiaries as an account party in respect of trade letters of credit; provided that no such trade letter of credit shall be secured by any assets of a Loan Party or any of its Subsidiaries other than the assets being acquired or shipped pursuant to such letter of credit;

(m) Indebtedness arising in the ordinary course of business in respect of netting services, overdraft protections, cash management services and otherwise in connection with deposit accounts;

(n) Permitted Incremental Equivalent Debt and any Permitted Refinancing thereof; provided that it shall be a condition precedent to the effectiveness of any Permitted Incremental Equivalent Debt that (i) after giving effect thereto, the aggregate principal amount of the Permitted Incremental Equivalent Debt and any Permitted Refinancing thereof (assuming all such Permitted Incremental Equivalent Debt is fully drawn) does not exceed $500,000,000, (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Permitted Incremental Equivalent Debt, (iii) the Reporting Company is in compliance with Section 7.11, determined as of the fiscal quarter of the Reporting Company most recently ended for which financial statements have been delivered pursuant to Section 6.01 and on an Incremental Pro Forma Basis and (iv) the representations and warranties set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Permitted Incremental Equivalent Debt, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(o) Indebtedness of Pace and its Subsidiaries outstanding on the Pace Acquisition Date provided that such Indebtedness was not incurred created in contemplation of the Pace Acquisition;

(p) other unsecured Consolidated Funded Indebtedness of the Reporting Company (which may be guaranteed by the Guarantors on an unsecured basis); provided that (i) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (ii) the Consolidated Net Leverage Ratio as of the last day of the fiscal quarter of the Reporting Company most recently ended for which financial statements have been delivered under Section 6.01, determined on a Pro Forma Basis, is at least 0.25 less than the applicable covenant level specified in Section 7.11(b) at the time of incurrence of such Consolidated Funded Indebtedness and (iii) the final maturity date of any such Consolidated Funded Indebtedness shall be no earlier than 91 days following the Latest Maturity Date; and any Permitted Refinancing thereof;

(q) Indebtedness of Foreign Subsidiaries which are not Credit Parties not to exceed $75,000,000 at any time outstanding;

(r) Indebtedness under a Tax Incentive Transaction; and

(s) Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any time outstanding.

7.03 Investments. Make or hold any Investments, except:

(a) Investments held by the Reporting Company and its Subsidiaries in the form of Cash Equivalents or short-term marketable debt securities;

(b) advances to officers, directors and employees of the Reporting Company and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes which either (i) do not exceed $5,000,000 in aggregate amount at any time outstanding or (ii) are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(c) (i) Investments by the Reporting Company and its Subsidiaries in their respective Subsidiaries outstanding on the Restatement Date, (ii) additional Investments by the Reporting Company and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Reporting Company that are not Loan Parties in other Subsidiaries that are not Loan Parties, and (iv) so long as no Default has occurred and is continuing or would result from such Investment, any Investment in a Foreign Subsidiary resulting from a transfer permitted by Section 7.04(f), and (v) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount invested at any time not to exceed $100,000,000;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement (including settlements of litigation) of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(e) Guarantees either permitted by Section 7.02 or guaranteeing obligations of Subsidiaries incurred in the ordinary course of business and not constituting Indebtedness;

(f) Swap Contracts permitted by Section 7.02(a) and, if such Swap Contract is entered into by a Subsidiary of the Reporting Company, guarantees thereof by the Company or the Reporting Company;

(g) Investments consisting of prepaid expenses, pledges or deposits made in the ordinary course of business;

(h) Investments existing on the Restatement Date (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03;

(i) (1) Permitted Acquisitions; and (2) Investments of any Person that becomes a Subsidiary on or after the Restatement Date; provided that in the case of this clause (2), (i) such Investments exist at the time such Person becomes a Subsidiary and (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary;

(j) Investments to the extent that payment for such investments is made solely with the Equity Interests of the Reporting Company;

(k) Investments in joint ventures in an aggregate amount not to exceed $30,000,000 in any fiscal year;

(l) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with Dispositions not prohibited by this Agreement;

(m) Investments by the Reporting Company and its Subsidiaries not otherwise permitted under this Section 7.03 in an aggregate amount not to exceed at any time the sum of (i) $100,000,000 and (ii) if no Default or Event of Default exists or would exist after giving effect thereto, the Available ECF Amount;

(n) other Investments if immediately after giving effect to such Investments the Consolidated Net Leverage Ratio as of the last day of the fiscal quarter of the Reporting Company most recently ended for which financial statements have been delivered under Section 6.01, determined on a Pro Forma Basis, would be less than 3.00 to 1.00;

(o) the Acquisitions and any Investments to give effect to the Acquisitions; and

(p) Investments held by Pace and its Subsidiaries on the Pace Acquisition Date.

For purposes of calculating the amount of any Investment, such amount shall equal (x) the amount actually invested less (y) any repayments, returns, dividends, interest and distributions in respect thereof actually received in cash, including from Dispositions thereof (and the amount referred to in clause (y) shall not exceed the amount of such Investment at the time such Investment was made).

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) (i) any Subsidiary (other than the Company) may merge with the Reporting Company, provided that the Reporting Company shall be the continuing or surviving Person, or (ii) any Subsidiary (other than the Company) may merge with any one or more other Subsidiaries, provided that in the case of this clause (ii) when any Loan Party is merging with another Subsidiary, the continuing or surviving Person shall be (or shall become in connection therewith) a Loan Party and if such merger involves a Domestic Loan Party, the continuing or surviving Person shall be (or shall become in connection therewith) a Domestic Loan Party;

(b) any Loan Party (other than the Company) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Reporting Company or to another Loan Party; provided that if such Disposition is made by a Domestic Loan Party, the transferee shall be a Domestic Loan Party;

(c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to the Reporting Company or any of its Subsidiaries;

(d) any Subsidiary (other than a Borrower) may liquidate, wind-up or dissolve if the Reporting Company determines in good faith that such liquidation, winding-up or dissolution is in the best interests of the Reporting Company and is not materially disadvantageous to the Lenders;

(e) the Reporting Company and its Subsidiaries may consummate the Transactions and the transactions contemplated by the Structure Memorandum;

(f) the Reporting Company and any Subsidiary may transfer any or all of the Equity Interests of any Subsidiary that is not a Loan Party (together with any assets held by such Subsidiary and any Subsidiaries thereof, including any Equity Interests and any Pledged Notes) to the Company or any of its Subsidiaries, as a contribution to capital, in exchange for promissory notes or other property or otherwise;

(g) in connection with any acquisition permitted under Section 7.03, any Subsidiary of the Reporting Company (other than the Company unless the Company is the survivor) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a Subsidiary of the Reporting Company and (ii) in the case of any such merger to which any Loan Party (other than the Reporting Company) is a party, the surviving Person shall be (or shall become in connection therewith) a Loan Party;

(h) in connection with any Disposition permitted under Section 7.05, any Subsidiary of the Reporting Company (other than the Company unless the Company is the survivor) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(i) so long as no Default has occurred and is continuing or would result therefrom, any consolidation, merger, amalgamation of the Company after the Pace Acquisition Date or any Disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of the Company after the Pace Acquisition Date so long as the Person formed by or surviving any such consolidation, merger or amalgamation or to which such sale, assignment, transfer, conveyance or other disposition has been made (i) is a wholly-owned Subsidiary of the Reporting Company; (ii) is organized or existing under the laws of the United States, any state of the United States or the District of Columbia, (iii) is either a corporation, a partnership or limited liability company; and (iv) assumes all the obligations of the Company under this Agreement and the Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent; and

(j) so long as no Default has occurred and is continuing or would result therefrom, each of the Reporting Company and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Reporting Company is a party, the Reporting Company is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Reporting Company) is a party, the surviving Person shall be (or shall become in connection therewith) a Loan Party.

7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of defaulted receivables in the ordinary course of business for collection;

(d) any Disposition as a part of a Tax Incentive Transaction;

(e) the unwinding of any Swap Contract;

(f) any transfer arising out of the granting or creation of a Lien permitted by Section 7.01;

(g) any Disposition occurring by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its property;

(h) Disposition of leasehold improvements or leased assets upon the termination of the lease;

(i) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of new equipment or real property or (ii) the proceeds of such Disposition are applied to the purchase price of equipment or real property within 180 days of such Disposition;

(j) (i) Dispositions between and among Loan Parties, (ii) Dispositions between and among Subsidiaries that are not Loan Parties and (iii) Dispositions between Loan Parties, on the one hand, and Subsidiaries that are not Loan Parties, on the other hand, provided that in the case of any disposition by a Loan Party to a Subsidiary that is not a Loan Party, such Disposition shall be an Investment permitted by Section 7.03;

(k) Dispositions permitted by Section 7.01, Section 7.03, Section 7.04 and Section 7.06;

(l) non-exclusive licenses of IP Rights in the ordinary course of business;

(m) sales of accounts receivable in the ordinary course of business pursuant to vendor supply chain finance or “reverse-factoring” programs;

(n) Dispositions in the ordinary course of business of leases of inventory entered into in the ordinary course of business;

(o) other Dispositions by the Reporting Company or any Subsidiary, provided that (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (n) in any fiscal year shall not exceed an amount equal to ten percent (10%) of the aggregate book value of the tangible assets of the Reporting Company and its Subsidiaries on the last day of the immediately preceding fiscal year (giving pro forma effect after the Pace Acquisition Date to the Pace Acquisition) and (iii) the consideration for any such Disposition shall be at least 75% cash or Cash Equivalents; provided further that from and after the date on which the aggregate book value of all property Disposed of in reliance on this clause (n) during the term of this Agreement exceeds twenty-five percent (25%) of the aggregate book value of the tangible assets of the Reporting Company and its Subsidiaries as set forth on the first financial statements delivered after the Pace Acquisition Date pursuant to Section 6.01(a) or (b) (other than any such financial statements relating solely to periods prior to the Pace Acquisition Date), the Net Cash Proceeds of all such Dispositions shall thereafter be applied to prepay the Term Loans pursuant to Section 2.05(b)(ii) (without giving effect to the reinvestment rights set forth therein);

(p) the Reporting Company and its Subsidiaries may make any Disposition required by any Governmental Authority as a condition to the Pace Acquisition;

(q) Dispositions set forth on Schedule 7.05; and

(r) use of cash and Cash Equivalents for transactions not expressly prohibited hereunder;

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(n) shall be for fair market value; provided further that any determination of fair market value in connection with a Disposition pursuant to Section 7.05(o) shall be as reasonably determined by the Reporting Company.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Reporting Company, any Subsidiary of the Reporting Company that is Guarantor and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Reporting Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Reporting Company and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d) [reserved];

(e) the Reporting Company may make cashless repurchases of capital stock of the Reporting Company deemed to occur upon the exercise of options, warrants or similar rights solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or similar rights;

(f) the Reporting Company may make repurchases of capital stock of the Reporting Company deemed to occur upon the payment by the Reporting Company of employee tax liabilities arising from stock issued pursuant to stock option or other equity-based incentive plans or other benefit plans approved by the Company’s board of directors (or substantially equivalent governing body) for management or employees of the Company and the Subsidiaries;

(g) the Reporting Company may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Reporting Company;

(h) the Reporting Company and each Subsidiary may make Restricted Payments to repurchase, retire or otherwise acquire the Equity Interests of the Reporting Company from directors, officers, employees or members of management consultants or independent contractors (or their estate, family members, spouse and/or former spouse) of the Reporting Company or any Subsidiary not in excess of $5,000,000 during each fiscal year of the Reporting Company if immediately before and after giving effect to such Restricted Payments no Default or Event of Default shall exist;

(i) the Reporting Company and its Subsidiaries may make Restricted Payments in connection with the Acquisitions in accordance with the terms of the Scheme of Arrangement as in effect on the Restatement Date;

(j) Restricted Payments by the Reporting Company and its Subsidiaries not otherwise permitted under this Section 7.06 in an aggregate amount not to exceed the sum of (i) $100,000,000 (less the amount of payments made in reliance on clause (d) of Section 7.14) and (ii) if the Consolidated Net Leverage Ratio determined on a Pro Forma Basis as of the last day of the fiscal quarter of the Company most recently ended for which financial statements have been delivered under Section 6.01 is less than 3.50 to 1.00, the Available ECF Amount, if immediately before and after giving effect to such Restricted Payments no Default or Event of Default shall exist; and

(k) other Restricted Payments if immediately before and after giving effect to such Restricted Payments (i) no Default or Event of Default shall exist and (ii) the Consolidated Net Leverage Ratio as of the last day of the fiscal quarter of the Company most recently ended for which financial statements have been delivered under Section 6.01 would be less than 3.00 to 1.00, determined on a Pro Forma Basis.

7.07 Change in Nature of Business. Engage in any material line of business other than the communications technology business, including, but not limited to, the design, development and sale of communications equipment and software and the provision of communications services, together with any business substantially related, ancillary or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Reporting Company (other than the Reporting Company and its Subsidiaries), whether or not in the ordinary course of business, other than: (a) transactions on fair and reasonable terms substantially as favorable to the Reporting Company or such Subsidiary as would be obtainable by the Reporting Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; (b) payment of reasonable compensation (including reasonable bonus and other reasonable incentive arrangements) to officers and employees; (c) reasonable directors’ fees; (d) Restricted Payments permitted pursuant to Section 7.06; (e) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business; (f) Investments permitted by Sections 7.03(b) and 7.03(h); (g) transactions with any Person that is an Affiliate by reason of the ownership by the Company or any of its Subsidiaries of Equity Interests of such Person; and (h) Indebtedness permitted by Section 7.02(e).

7.09 Burdensome Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Reporting Company or any other Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Reporting Company or any other Subsidiary or to guarantee Indebtedness of the Reporting Company or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by Law, or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the permitted sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to exist or be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted hereunder if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) the foregoing shall not apply to customary encumbrances or restrictions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which restrictions relate solely to the activities of such joint venture or are otherwise applicable only to the assets that are the subject to such agreement, (F) clause (i) of the foregoing shall not apply to customary anti-assignment provisions contained in agreements entered into in the ordinary course of business; (viii) clause (ii) of the foregoing shall not apply to customary subordination of subrogation, contribution and similar claims contained in Guaranties permitted hereunder, (G) clause (i) of the foregoing shall not apply to cash deposits or other deposits imposed by customers under contracts entered into in the ordinary course of business, (H) clause (i) of the foregoing shall not apply to restrictions on the transfer, lease, or license of any property or asset of any Loan Party in effect on the Restatement Date that were entered into in the ordinary course of business and not in contemplation of this Agreement, and (I) the foregoing shall not apply to encumbrances or restrictions existing with respect to any Person or the property or assets of such Person acquired by the Reporting Company or any Subsidiary of the Company in an acquisition permitted hereunder (including, but not limited to, the Pace Acquisition), provided that such encumbrances and restrictions are not applicable to any Person or the property or assets of any Person other than such acquired Person or the property or assets of such acquired Person and were not created in contemplation of this Agreement.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose in violation of Regulation T, U or X of the FRB.

7.11	Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Reporting Company to be less than 3.50 to 1.00.

(b) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio at any time during any period of four fiscal quarters of the Reporting Company to be greater than the applicable Maximum Leverage Ratio.

7.12 Amendments of Organization Documents. Amend any of its Organization Documents in any manner materially adverse to the interests of the Lenders, provided that the amendment of the Organization Documents of the Loan Parties pursuant to (and in accordance with) the Scheme of Arrangement or the Structure Memorandum shall not be materially adverse to the interest of the Lenders.

7.13 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year, except that any Subsidiary may change its fiscal year to coincide with the fiscal year of the Reporting Company. Notwithstanding the foregoing, the Reporting Company may, at its option, convert to International Financial Reporting Standards and any such conversion shall be deemed a change in GAAP and shall be subject to Section 1.03(b).

7.14 Prepayments, Etc. of Material Junior Debt. Pay, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Material Junior Debt, except (a) any Permitted Refinancing thereof, (b) the conversion of such Material Junior Debt to common stock of the Reporting Company, (c) any repayment out of the proceeds of a substantially concurrent issuance of common stock of the Reporting Company, (d) up to $50,000,000 (based on the amount paid) (less the aggregate amount of Restricted Payments made in reliance on clause (i) of paragraph (j) of Section 7.06) of such prepayments, redemptions, purchases and defeasances, (e) the Pace Refinancing and any other Indebtedness of Pace and its Subsidiaries; (f) if the Consolidated Net Leverage Ratio determined on a Pro Forma Basis as of the last day of the fiscal quarter of the Reporting Company most recently ended for which financial statements have been delivered under Section 6.01 is less than 3.00 to 1.00, in an amount not to exceed the Available ECF Amount and (g) any prepayment, redemption or purchase of such Material Junior Debt if immediately before and after giving effect thereto no Default or Event of Default shall exist and the Consolidated Net Leverage Ratio as of the last day of the fiscal quarter of the Reporting Company most recently ended for which financial statements have been delivered under Section 6.01 would be less than 2.00 to 1.00 determined on a Pro Forma Basis.

7.15 Amendment, Etc. of Material Junior Debt. Amend or modify any Material Junior Debt (other than pursuant to a prepayment, redemption, purchase, defeasance or satisfaction permitted by Section 7.14); in each case under this Section 7.15, in any manner materially adverse to the interests of the Lenders.

7.16 Sanctions. Permit any Loan or the proceeds of any Loan, directly or indirectly, (i) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (ii) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (iv) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (v) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.17 Pre Pace Acquisition Date Covenants. During the Certain Funds Period and immediately prior to the Pace Acquisition Date, except as described in the Structure Memorandum, New HoldCo and any Lux Borrower and their Subsidiaries shall not take any actions, incur any liabilities or acquire any assets other than those arising in connection with, or related or incidental to, the Transaction (including any actions contemplated pursuant to this Agreement) and any activities required by the City Code or the Panel.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default on and after the Restatement Date:

(a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Reporting Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (with respect to the existence of any Loan Party) or 6.16 or of Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof has been given to the Company by the Administrative Agent; or

(d) Representations and Warranties. (i) Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made or (ii) any failure to make a representation or warranty on the Pace Acquisition Date when such representation or warranty would otherwise be required to be made and the Company has delivered notice to the Administrative Agent informing the Administrative Agent of such election; or

(e) Cross-Default. (i) Any Loan Party or any Material Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder, Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or, in the case of Indebtedness which is a Guarantee, such Guarantee to become payable; or (ii) there occurs under any Swap Contract an Early Termination Date (or substantively equivalent term (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event or substantively equivalent term (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined); and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, including any Luxembourg Insolvency Event in respect of any Luxembourg Loan Party or any of its assets, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law (including any Luxembourg Insolvency Event in respect of any Luxembourg Loan Party or any of its assets) relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Material Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect as against any Loan Party; or any Loan Party or any other Person on behalf of a Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any such Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.02 or 6.12 shall for any reason (other than pursuant to or as provided in the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, subject to Section 4.04, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Notwithstanding anything in this Agreement to the contrary, for a period commencing on the Pace Acquisition Date and ending on the date falling 90 days after the Pace Acquisition Date (the “Clean-up Date”), notwithstanding any other provision of any Loan Document, any breach of covenants, misrepresentation or other default which arises with respect to the Pace Group will be deemed not to be a breach of representation or warranty, a breach of covenant or an Event of Default, as the case may be, if:

(i) it is capable of remedy and reasonable steps are being taken to remedy it;

(ii) the circumstances giving rise to it have not been procured or authorized by the Reporting Company knowingly in breach of this Agreement;

(iii) it is not reasonably likely to have a Material Adverse Effect on the Reporting Company and its Subsidiaries, on a consolidated basis; or

(iv) it is not in breach of Section 8.01(a), (f) or (g).

If the relevant circumstances are continuing on or after the Clean-up Date, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be, notwithstanding the above.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Loan Parties pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank (or Affiliate thereof) or Hedge Bank (or Affiliate thereof), as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

8.04 Collection Allocation Mechanism.

(a) On the CAM Exchange Date (i) the Revolving Credit Commitments shall automatically and without further act be terminated as provided in Section 8.02, (ii) the Revolving Credit Lenders shall automatically and without further act (and without regard to the provisions of Section 10.06) be deemed to have exchanged interests in the Revolving Credit Facilities such that in lieu of the interest of each Revolving Credit Lender in each Revolving Credit Facility in which it shall participate as of such date (including such Lender’s interest in the Specified Obligations of each Loan Party in respect of each such Revolving Credit Facilities), such Revolving Credit Lender shall hold an interest in each of the Revolving Credit Facilities (including the Specified Obligations of each Loan Party in respect of each Revolving Credit Facility and each L/C Reserve Account established pursuant to clause (c) below), whether or not such Revolving Credit Lender shall previously have participated therein, equal to such Revolving Credit Lender’s CAM Percentage thereof and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, Specified Obligations to be received by the Lenders in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent, determined using the Spot Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Revolving Credit Lenders in respect of such Specified Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder; provided, that such CAM Exchange will not affect the aggregate amount of the Obligations of the Borrowers to the Revolving Credit Lenders under the Loan Documents. Each Revolving Credit Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Revolving Credit Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Revolving Credit Facility. Each Loan Party and each Revolving Credit Lender agrees from time to time to execute and deliver to the Administrative Agent all promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Revolving Credit Lenders after giving effect to the CAM Exchange, and each Revolving Credit Lender agrees to surrender any promissory notes originally received by it in connection with its Revolving Credit Loans hereunder to the Administrative Agent against delivery of new promissory notes evidencing its interests in the Revolving Credit Facilities; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Specified Obligations, and each distribution made by the Administrative Agent pursuant to any Loan Document in respect of the Specified Obligations, shall be distributed to the Revolving Credit Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Revolving Credit Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Specified Obligation shall be paid over to the Administrative Agent for distribution to the Revolving Credit Lenders in accordance herewith.

(c) In the event that on the CAM Exchange Date, any Letter of Credit shall be outstanding and undrawn in whole or in part, or there shall be any Unreimbursed Amounts, each Multicurrency Revolving Credit Lender in respect of Unreimbursed Amounts with respect to Letters of Credit shall, before giving effect to the CAM Exchange, promptly pay over to the Administrative Agent, in immediately available funds and in the currency that such Letters of Credit are denominated, an amount equal to such Multicurrency Revolving Credit Lender’s Applicable Percentage (as notified to such Multicurrency Revolving Credit Lender by the Administrative Agent), of such Letter of Credit’s undrawn face amount or (to the extent it has not already done so) such Letter of Credit’s Unreimbursed Amount, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to a Multicurrency Revolving Credit Loan that is a Base Rate Loan in a principal amount equal to such amount. The Administrative Agent shall establish a separate account or accounts for each Multicurrency Revolving Credit Lender (each, an “L/C Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Multicurrency Revolving Credit Lender’s L/C Reserve Account such Multicurrency Revolving Credit Lender’s CAM Percentage of the amounts received from the Revolving Credit Lenders as provided above. The Administrative Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraph (d), (e), (d) or (f) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Multicurrency Revolving Credit Lender’s CAM Percentage. The amounts held in each Multicurrency Revolving Credit Lender’s L/C Reserve Account shall be held as a reserve against the L/C Obligations, shall be the property of such Multicurrency Revolving Credit Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.03.

(d) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the L/C Issuer, withdraw from the L/C Reserve Account of each Multicurrency Revolving Credit Lender any amounts, up to the amount of such Multicurrency Revolving Credit Lender’s CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the L/C Issuer in satisfaction of the reimbursement obligations of the Lenders under Section 2.03 (but not of the Borrowers under Section 2.03). In the event any Multicurrency Revolving Credit Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 8.04(c), (d), (e) or (f), the L/C Issuer shall, in the event of a drawing thereunder, have a claim against such Multicurrency Revolving Credit Lender to the same extent as if such Multicurrency Revolving Credit Lender had defaulted on its obligations under Section 2.03), but shall have no claim against any other Multicurrency Revolving Credit Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 8.04(a) or (b). Each other Multicurrency Revolving Credit Lender shall have a claim against such defaulting Multicurrency Revolving Credit Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(e) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the L/C Reserve Account of each Multicurrency Revolving Credit Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(f) With the prior written approval of the Administrative Agent and the L/C Issuer, any Multicurrency Revolving Credit Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Multicurrency Revolving Credit Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the L/C Issuer on demand, its CAM Percentage of such drawing.

(g) Pending the withdrawal by any Multicurrency Revolving Credit Lender of any amounts from its L/C Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Multicurrency Revolving Credit Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash

Equivalents. Each Multicurrency Revolving Credit Lender that has not withdrawn the amounts in its L/C Reserve Account as provided in paragraph (f) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its L/C Reserve Account and to retain such earnings for its own account.

(h) The Borrowers agree that following the implementation of the CAM Exchange, the Multicurrency Revolving Credit Lenders, to the extent that they are Participants in any of the Loans or Letters of Credit, shall not be subject to the limitations of Section 10.06(d).

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party has rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Each of the Secured Parties hereby appoints the Administrative Agent to act as its agent and trustee in relation to any Collateral and Collateral Document governed by English law and hold any security created thereby in trust for the Secured Parties.

(c) Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (i) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (iii) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any

Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06(c)). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06(d) shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the Bookrunner, Arranger, Syndication Agent, Co-Documentation Agents or Senior Managing Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuers to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

9.10 Collateral and Guarantee Matters. Without limiting the provision of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuers shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes Excluded Property, (iv) if approved, authorized or ratified in writing in accordance with Section 10.01; or (v) to effect any other transaction permitted by this Agreement;

(b) to release any Guarantor from its obligations under the Collateral Documents if such Person is or becomes an Excluded Subsidiary or ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j)

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Collateral Documents pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Company Collateral Agreement or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Reporting Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Reporting Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.03 as to any Credit Extension under a particular Facility without the written consent of the Required Multicurrency Revolving Lenders, the Required U.S. Revolving Lenders, the Required Term A Lenders, the Required Term B Lenders or the Required Term A-1 Lenders, as the case may be;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Facility hereunder or under any other Loan Document (other than a mandatory reduction pursuant to Section 2.06(b)(iii)) without the written consent of each Appropriate Lender;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e) change (i) Section 8.03 or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders, (iii) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (iv) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Revolving Lenders or (v) if such Facility is the Multicurrency Revolving Credit Facility, the Required Multicurrency Revolving Lenders;

(f) change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,”, “Required U.S. Revolving Lenders,” “Required Multicurrency Revolving Lenders,” “Required Term A Lenders,” “Required Term B Lenders” or “Required Term A-1 Lenders” without the written consent of each Lender under the applicable Facility;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) release (i) all or substantially all of the value of the guarantees under the Guarantee Agreement made by the Guarantors or (ii) the guarantee by the Company or the Reporting Company without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guarantee Agreement is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders, (iii) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (iv) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Revolving Lenders or (v) if such Facility is the Multicurrency Revolving Credit Facility, the Required Multicurrency Revolving Facility; or

(j) amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Multicurrency Revolving Credit Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Company (i) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

In addition, notwithstanding the foregoing, the Agreement and the other Loan Documents may be amended as set forth in Section 2.14, Section 2.15 and Section 2.19.

Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Company, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Company may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents or other documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Reporting Company without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company, the Reporting Company, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, an L/C Issuer, the Company or the Reporting Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each of the Company and the Reporting Company shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) an L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Each Borrower waives any rights and defenses that are or may become available to such Borrower by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each Borrower understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that the Borrowers may have to seek reimbursement, contribution, or indemnification from the Borrowers or others based on any right the Borrowers may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Borrowers under this Agreement or the other Loan Documents. Each Borrower further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Borrower’s rights, if any, may entitle the Company to assert a defense to this Agreement, the Company Collateral Agreement or the other Loan Documents based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Agreement and the other Loan Documents, the Borrowers freely, irrevocably, and unconditionally: (i) waive and relinquish that defense and agree that such Borrowers will be fully liable under this Agreement and the other Loan Documents even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agree that such Borrowers will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Agreement or the other Loan Documents; (iii) acknowledges and agrees that the rights and defenses waived by such Borrowers in this Agreement or the other Loan Documents include any right or defense that such Borrowers may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledge and agree that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

Each Borrower waives all rights and defenses that such Borrower may have because any of the Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from the Borrowers without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from the Borrowers even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right the Borrowers may have to collect from the Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses the Borrowers may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Borrower waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

The foregoing waivers and the provisions hereinafter set forth in this Agreement which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Agreement, the Company Collateral Agreement, the other Loan Documents or the Obligations.

10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the

Administrative Agent, any Lender or the L/C Issuer, and shall pay all fees and time charges for attorneys, including those who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Company. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Reporting Company or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party or any of the Company’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing but without releasing such Borrower from its obligation to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), an L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or from a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, in each case, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section 10.04 and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, each L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 10.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of any Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an

Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Company’s consent shall not be required during the primary syndication of Facilities;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Multicurrency Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Reporting Company or any of the Reporting Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person; provided that notwithstanding the foregoing, assignments of Term Loans may be made to the Company if (a) no Default or Event of Default is continuing or would result therefrom; (b) the Reporting Company is in compliance on a Pro Forma Basis with Section 7.11 after giving effect to such assignments; (c) such assignment is made pursuant to a modified dutch auction conducted by the Company (pursuant to procedures set forth on Exhibit N hereto or as otherwise may be agreed upon by the Company and the Administrative Agent) (each, an “Auction”) open to all Term Lenders under the applicable Facility on a pro rata basis; (d) the Company shall deliver to the Administrative Agent a certificate of an Responsible Officer stating that, as of the launch date of the related dutch auction and the effective date of any such assignment, it is not in possession of any information regarding the Company or its Subsidiaries, or their assets, the Loan Parties’ ability to perform the Obligations or any other matter that may be material to a decision by any Term Lender to participate in any auction or repurchase any such Term Loans that has not previously been disclosed to the Administrative Agent and the non-Public Lenders; (e) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Company or any of its Subsidiaries for all purposes of the Loan Documents (and the Administrative Agent is authorized to make appropriate entries in the Register to reflect such cancellation); and (f) the Company and its Subsidiaries do not use the proceeds of any Revolving Credit Facility to acquire such Term Loans. It is understood and agreed that any such assignment of Term Loans to the Company shall not be deemed a repayment of Term Loans (and shall, therefore, not be deducted) for purposes of any mandatory prepayment under Section 2.05(b)(i).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Reporting Company or any of the Reporting Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Multicurrency Revolving Credit Commitment and Multicurrency Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g) Luxembourg. Each Luxembourg Loan Party hereby expressly accepts, agrees and confirms, and each other party hereto hereby expressly agrees, for the purpose of article 1278 et s. and 1281 of the Luxembourg Civil Code, that upon the assignment, transfer and/or novation by a Lender all or any of its rights or obligations under the Loan Documents, any security and guarantees created under the Loan Documents (including under any Collateral Document) shall be preserved for the benefit of any assignee or transferee.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their respective obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.07 or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section 10.07, “Information” means all information received from the Reporting Company or any Subsidiary relating to the Reporting Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Reporting Company or any Subsidiary, provided that, in the case of information received from the Reporting Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Reporting Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. Subject to Section 4.04, if an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective against each party hereto when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof in accordance with Section 4.01 that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an originally executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the applicable Designated Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply

10.14 Governing Law; Jurisdiction; Etc. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY

OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK UNLESS A LOAN DOCUMENT EXPRESSLY PROVIDES IT WILL BE GOVERNED BY THE LAWS OF A DIFFERENT JURISDICTION.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.

(c) WAIVER OF VENUE. EACH OF THE REPORTING COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

(e) Without limiting Section 9.01(c) or Section 10.14(d), each Loan Party hereby irrevocably designates, appoints, authorizes and empowers the Company, with offices currently located at 3871 Lakefield Drive, Suwanee, Georgia 30024 (the “Process Agent”), as its agent to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the United States District Court for the Southern District of New York or the New York Supreme Court, New York County, and any appellate court thereof. Such service may be made by delivering a copy of such process to such Loan Party in care of the

Process Agent at its address specified above, with a copy delivered to such Loan Party in accordance with Section 10.02, and each Loan Party hereby authorizes and directs the Process Agent to accept such service on its behalf. The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent. Each Loan Party further agrees to promptly appoint a successor Process Agent in the United States (which shall accept such appointment in form and substance satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial Process Agent. Nothing contained herein shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. So long as the Company is the agent of the Loan Parties for services of process, the Company must maintain a place of business in the United States for service of process and shall promptly notify the Administrative Agent of any change in the address of such location.

(f) To the extent any Loan Party has or hereafter may acquire any immunity from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents.

10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the

Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers or their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it, and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such originally executed counterpart.

10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act.

10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20 California Judicial Reference Provision. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Company and the Reporting Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

10.21 Parallel Debt Obligations.

(a) Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents, as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve its entitlement to be paid that amount (the “Parallel Debt Obligations”).

(b) The Administrative Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 10.21, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve their entitlement to be paid those amounts.

(c) Any amount due and payable by a Loan Party under this Section 10.21 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 10.21.

(d) Any amount received or recovered by the Administrative Agent in respect of the Parallel Debt Obligation (including as a result of any enforcement proceedings) shall be applied in accordance with the terms of this Agreement and the other Loan Documents.

10.22 Syndication and Takeover Code. Each of the Lenders and the Administrative Agent confirms that it is aware of the terms and requirements of Practice Statement No 25 (Debt Syndication Offer Periods) issued by the Panel.

10.23 Amendment and Restatement. (a) The Loan Parties, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Senior Managing Agent, the L/C Issuers, the Swing Line Lender and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement, except as otherwise provided in this Agreement (including, without limitation, paragraph (b) of this Section 10.23), shall be superseded by this Agreement.

(b) Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Loan Parties shall be liable in accordance with the terms and subject to the limitations set forth in the Existing Credit Agreement to each Indemnitee with respect to Agreements under the Existing Credit Agreement to indemnify and hold harmless such indemnitee from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which such Indemnitee may be subject arising in connection with the Existing Credit Agreement. This Agreement is given as a substitution of, and not as a payment of, the obligations of the Loan Parties under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement.

(c) By execution of this Agreement all parties hereto agree that (i) each relevant Loan Document is hereby amended such that all references to the Existing Credit Agreement and the Loans and Commitments thereunder shall be deemed to refer to this Agreement and the continuation of the Loans and Commitments hereunder, (ii) all obligations under the Existing Guarantee and Collateral Agreement and the Collateral Documents are reaffirmed and remain in full force and effect on a continuous basis after giving effect to this Agreement, subject to any applicable limitations and conditions set forth therein and (iii) all security interests and liens granted under the Company Collateral Agreement and the other Loan Documents are reaffirmed and shall continue and secure the Obligations hereunder and the obligations of the Guarantors under the Existing Guarantee and Collateral Agreement after giving effect to this Agreement and the Guarantee Agreement are reaffirmed subject to any applicable limitations and conditions set forth therein. After giving effect to this Agreement and the transactions contemplated hereby, neither the modification of the Existing Credit Agreement effected pursuant to this amendment and restatement nor the execution, delivery, performance or effectiveness of this Agreement (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to the Existing Guarantee and Collateral Agreement or any other Collateral Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other actions taken to perfect or to maintain the perfection of such Lien (except as specified in Section 6.18 with respect to the Mortgage referred to therein).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ARRIS GROUP, INC.

By:	/s/ David B. Potts
Name:	David B. Potts
Title:	Chief Financial Officer

ARRIS ENTERPRISES, INC.

By:	/s/ David B. Potts
Name:	David B. Potts
Title:	Chief Financial Officer

ARRIS INTERNATIONAL LIMITED

By:	/s/ David B. Potts
Name:	David B. Potts
Title:	Director

ARRIS TECHNOLOGY, INC.

By:	/s/ David B. Potts
Name:	David B. Potts
Title:	Vice President

[Signature Page – Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Reneé Marion
Name:	Reneé Marion
Title:	Assistant Vice President

[Signature Page – Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Thomas M. Paulk
Name:	Thomas M. Paulk
Title:	Senior Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

SunTrust Bank, as a Lender

By:	/s/ David A. Ernst
Name:	David A. Ernst
Title:	Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender

By:	/s/ Dan Komitor
Name:	Dan Komitor
Title:	Senior Relationship Manager

Passport #: 13/F/24267/DTTP
Tax Residency: United States

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kamran Khan
Name:	Kamran Khan
Title:	Authorized Signatory

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

The Bank of Tokyo – Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Lillian Kim
Name:	Lilliam Kim
Title:	Director

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

PNC Bank, a National Association, as a Lender

By:	/s/ Brandon K. Fiddler
Name:	Brandon K. Fiddler
Title:	Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

HSBC BANK USA, N.A., as a Lender

By:	/s/ Heather Allen
Name:	Heather Allen
Title:	SVP

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Daglas P. Panchal
Name:	Daglas P. Panchal
Title:	Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ James Weinstein
Name:	James Weinstein
Title:	Managing Director

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Citizens Bank, N.A., as a Lender

By:	/s/ Sean J. Lynch
Name:	Sean J. Lynch
Title:	Managing Director

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

TD Bank, N.A., as a Lender

By:	/s/ Mark Hogan
Name:	Mark Hogan
Title:	Senior Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

BANK OF MONTREAL, LONDON BRANCH, as a Lender

By:	/s/ Anthony Ebdon
Name:	Anthony Ebdon
Title:	MD

By:	/s/ Lisa Rodriguez
Name:	Lisa Rodriguez
Title:	MD

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Nadine Vaughan
Name:	Nadine Vaughan
Title:	Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Regions Bank, as a Lender

By:	/s/ Stephen T. Hatch
Name:	Stephen T. Hatch
Title:	Senior Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Allison Burgun
Name:	Allison Burgun
Title:	Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

SANTANDER BANK, N.A., as a Lender

By:	/s/ John W. Deegan
Name:	John W. Deegan
Title:	Executive Director

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Mizuho Bank, Ltd., as a Lender

By:	/s/ James R. Fayen
Name:	James R. Fayen
Title:	Deputy General Manager

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Geoff Smith
Name:	Geoff Smith
Title:	Senior Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Capital Bank, N.A., as a Lender

By:	/s/ Brian Reeves
Name:	Brian Reeves
Title:	Market President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Synovus Bank, as a Lender

By:	/s/ John R. Frierson
Name:	John R. Frierson
Title:	Senior Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Crédit Industriel et Commercial, London Branch, as a Lender

By:	/s/ Alexandre Berthier
Name:	Alexandre Berthier
Title:	Corporate Finance Manager

By:	/s/ Patrick Kitching
Name:	Patrick Kitching
Title:	Head of Corporate Finance

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

CRÉDIT INDUSTRIEL ET COMMERCIAL, New York Branch, as a Lender

By:	/s/ Clifford Abramsky
Name:	Clifford Abramsky
Title:	Managing Director

By:	/s/ Marcus Edward
Name:	Marcus Edward
Title:	Managing Director

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

FirstMerit Bank, N.A., as a Lender

By:	/s/ Tim Daniels
Name:	Tim Daniels
Title:	Senior Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

First Hawaiian Bank, as a Lender

By:	/s/ Todd T. Nitta
Name:	Todd T. Nitta
Title:	Senior Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Banco de Sabadell, S.A. - Miami Branch, as a Lender

By:	/s/ Maurici Lladó
Name:	Maurici Lladó
Title:	Executive Director, Corporate & Investment Banking Americas

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

TAIWAN BUSINESS BANK, LOS ANGELES BRANCH, as a Lender

By:	/s/ Sandy Chen
Name:	Sandy Chen
Title:	General Manager

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

AMERICAN SAVINGS BANK, F.S.B., as a Lender

By:	/s/ Rian DuBach
Name:	Rian DuBach
Title:	First Vice President

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

COMMUNITY & SOUTHERN BANK, as a Lender

By:	/s/ Brian R. McLean
Name:	Brian R. McLean
Title:	SVP, Director Corporate Banking

[Signature Page – Credit Agreement]

LENDER SIGNATURE PAGE TO THE

AMENDED AND RESTATED ARRIS GROUP, INC.

CREDIT AGREEMENT

Cathay Bank, as a Lender

By:	/s/ Nancy A. Moore
Name:	Nancy A. Moore
Title:	Senior Vice President

[Signature Page – Credit Agreement]